EARNINGS RELEASE FINANCIAL SUPPLEMENT

FOURTH QUARTER 2013

JPMORGAN CHASE & CO.
TABLE OF CONTENTS

Page(s)
Consolidated Results
Consolidated Financial Highlights	2-3
Consolidated Statements of Income	4
Consolidated Balance Sheets	5
Condensed Average Balance Sheets and Annualized Yields	6
Core Net Interest Income	7
Reconciliation from Reported to Managed Summary	8

Business Detail
Line of Business Financial Highlights - Managed Basis	9
Consumer & Community Banking	10-11
Consumer & Business Banking	12
Mortgage Banking	13-16
Card, Merchant Services & Auto	17-18
Corporate & Investment Bank	19-22
Commercial Banking	23-24
Asset Management	25-29
Corporate/Private Equity	30-31
Credit-Related Information	32-37
Market Risk-Related Information	38
Supplemental Detail
Capital and Other Selected Balance Sheet Items	39
Mortgage Repurchase Liability	40
Per Share-Related Information	41
Non-GAAP Financial Measures	42
Glossary of Terms	43-47

JPMORGAN CHASE & CO.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in millions, except per share and ratio data)

	QUARTERLY TRENDS									FULL YEAR
								4Q13 Change					2013 Change
SELECTED INCOME STATEMENT DATA	4Q13		3Q13	2Q13		1Q13	4Q12	3Q13	4Q12	2013		2012	2012
Reported Basis
Total net revenue	$23,156		$23,117	$25,211		$25,122	$23,653	-%	(2)%	$96,606		$97,031	-%
Total noninterest expense	15,552		23,626	15,866		15,423	16,047	(34)	(3)	70,467		64,729	9
Pre-provision profit/(loss)	7,604		(509)	9,345		9,699	7,606	NM	-	26,139		32,302	(19)
Provision for credit losses	104		(543)	47		617	656	NM	(84)	225		3,385	(93)
NET INCOME/(LOSS)	5,278		(380)	6,496		6,529	5,692	NM	(7)	17,923		21,284	(16)

Managed Basis (a)
Total net revenue	24,112		23,880	25,958		25,848	24,378	1	(1)	99,798		99,890	-
Total noninterest expense	15,552		23,626	15,866		15,423	16,047	(34)	(3)	70,467		64,729	9
Pre-provision profit	8,560		254	10,092		10,425	8,331	NM	3	29,331		35,161	(17)
Provision for credit losses	104		(543)	47		617	656	NM	(84)	225		3,385	(93)
NET INCOME/(LOSS)	5,278		(380)	6,496		6,529	5,692	NM	(7)	17,923		21,284	(16)

PER COMMON SHARE DATA
Net income/(loss): Basic	1.31		(0.17)	1.61		1.61	1.40	NM	(6)	4.39		5.22	(16)
Diluted	1.30		(0.17)	1.60		1.59	1.39	NM	(6)	4.35		5.20	(16)
Cash dividends declared	0.38		0.38	0.38	(h)	0.30	0.30	-	27	1.44	(h)	1.20	20
Book value	53.25		52.01	52.48		52.02	51.27	2	4	53.25		51.27	4
Tangible book value (b)	40.81		39.51	39.97		39.54	38.75	3	5	40.81		38.75	5

COMMON SHARES OUTSTANDING
Average: Basic	3,762.1		3,767.0	3,782.4		3,818.2	3,806.7	-	(1)	3,782.4		3,809.4	(1)
Diluted	3,797.1		3,767.0	3,814.3		3,847.0	3,820.9	1	(1)	3,814.9		3,822.2	-
Common shares at period-end	3,756.1		3,759.2	3,769.0		3,789.8	3,804.0	-	(1)	3,756.1		3,804.0	(1)
Closing share price (c)	$58.48		$51.69	$52.79		$47.46	$43.97	13	33	$58.48		$43.97	33
Market capitalization	219,657		194,312	198,966		179,863	167,260	13	31	219,657		167,260	31

FINANCIAL RATIOS (d)
Return on common equity ("ROE")	10%		(1)%	13%		13%	11%			9%		11%
Return on tangible common equity ("ROTCE") (b)	14		(2)	17		17	15			11		15
Return on assets	0.87		(0.06)	1.09		1.14	0.98			0.75		0.94
Return on risk-weighted assets (e)(f)	1.51	(i)	(0.11)	1.85		1.88	1.76			1.28	(i)	1.65

CAPITAL RATIOS (f)
Tier 1 capital ratio	11.9	(i)	11.7	11.6		11.6	12.6			11.9	(i)	12.6
Total capital ratio	14.3	(i)	14.3	14.1		14.1	15.3			14.3	(i)	15.3
Tier 1 common capital ratio (g)	10.7	(i)	10.5	10.4		10.2	11.0			10.7	(i)	11.0

(a)	For a further discussion of managed basis, see Reconciliation from Reported to Managed Summary on page 8.

(b)
Tangible book value per share and ROTCE are non-GAAP financial measures. Tangible book value per share represents tangible common equity divided by period-end common shares. ROTCE measures the Firm's annualized earnings as a percentage of tangible common equity. For further discussion of these measures, see page 42.

(c)	Share price shown is from the New York Stock Exchange. The common stock is also listed and traded on the London Stock Exchange and the Tokyo Stock Exchange.

(d)	Ratios are based upon annualized amounts.

(e)	Return on Basel I risk-weighted assets is annualized earnings divided by average risk-weighted assets.

(f)
Basel 2.5 rules became effective on January 1, 2013. The implementation of these rules in the first quarter of 2013 resulted in an increase of approximately $150 billion in risk-weighted assets compared with the Basel I rules. The implementation of these rules also resulted in decreases of Tier 1 capital, Total capital and Tier 1 common capital ratios by 140 basis points, 160 basis points and 120 basis points, respectively, at March 31, 2013. For further discussion of Basel 2.5, see Regulatory capital on pages 61-65 of the 3Q13 Form 10-Q.

(g)
Basel I Tier 1 common capital ratio (“Tier 1 common ratio”) is Tier 1 common capital (“Tier 1 common”) divided by risk-weighted assets. The Firm uses Tier 1 common capital along with the other capital measures to assess and monitor its capital position. For further discussion of the Tier 1 common capital ratio, see page 42.

(h)	On May 21, 2013, the Board of Directors increased the quarterly common stock dividend from $0.30 to $0.38 per share.

(i)	Estimated.

JPMORGAN CHASE & CO.
CONSOLIDATED FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio and headcount data)

	QUARTERLY TRENDS							FULL YEAR
						4Q13 Change				2013 Change
	4Q13	3Q13	2Q13	1Q13	4Q12	3Q13	4Q12	2013	2012	2012
SELECTED BALANCE SHEET DATA (period-end)
Total assets	$2,415,689	$2,463,309	$2,439,494	$2,389,349	$2,359,141	(2)%	2%	$2,415,689	$2,359,141	2%
Loans:
Consumer, excluding credit card loans	289,063	288,350	288,096	290,082	292,620	-	(1)	289,063	292,620	(1)
Credit card loans	127,791	123,982	124,288	121,865	127,993	3	-	127,791	127,993	-
Wholesale loans	321,564	316,347	313,202	316,939	313,183	2	3	321,564	313,183	3
Total Loans	738,418	728,679	725,586	728,886	733,796	1	1	738,418	733,796	1
Deposits	1,287,765	1,281,102	1,202,950	1,202,507	1,193,593	1	8	1,287,765	1,193,593	8
Long-term debt (a)	267,889	263,372	266,212	268,361	249,024	2	8	267,889	249,024	8
Common stockholders' equity	200,020	195,512	197,781	197,128	195,011	2	3	200,020	195,011	3
Total stockholders' equity	211,178	206,670	209,239	207,086	204,069	2	3	211,178	204,069	3

Loans-to-deposits ratio	57%	57%	60%	61%	61%			57%	61%

Headcount (b)	251,196	255,041	254,063	255,898	258,753	(2)	(3)	251,196	258,753	(3)

LINE OF BUSINESS NET INCOME/(LOSS) (c)
Consumer & Community Banking	$2,372	$2,702	$3,089	$2,586	$1,989	(12)	19	$10,749	$10,551	2
Corporate & Investment Bank	858	2,240	2,838	2,610	2,005	(62)	(57)	8,546	8,406	2
Commercial Banking	693	665	621	596	692	4	-	2,575	2,646	(3)
Asset Management	568	476	500	487	483	19	18	2,031	1,703	19
Corporate/Private Equity	787	(6,463)	(552)	250	523	NM	50	(5,978)	(2,022)	(196)
NET INCOME/(LOSS)	$5,278	$(380)	$6,496	$6,529	$5,692	NM	(7)	$17,923	$21,284	(16)

(a)
Included unsecured long-term debt of $199.4 billion, $199.2 billion, $199.1 billion, $206.1 billion and $200.6 billion for the periods ended December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013 and December 31, 2012, respectively.

(b)
Effective January 1, 2013, interns are excluded from the firmwide and business segment headcount metrics reported on this page and throughout this Financial Supplement. Prior periods were revised to conform with this presentation.

(c)
In the second quarter of 2013, the 2012 net income/(loss) data of Consumer & Community Banking ("CCB") and Corporate/Private Equity were revised to reflect the transfer of certain technology and operations, as well as real estate-related functions and staff, from Corporate/Private Equity to CCB, effective January 1, 2013. For further information on this transfer, see CCB on page 10, Consumer & Business Banking on page 12 and Corporate/Private Equity on page 30.

JPMORGAN CHASE & CO.
CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share and ratio data)

	QUARTERLY TRENDS								FULL YEAR
							4Q13 Change					2013 Change
REVENUE	4Q13		3Q13	2Q13	1Q13	4Q12	3Q13	4Q12	2013		2012	2012
Investment banking fees	$1,685		$1,507	$1,717	$1,445	$1,727	12%	(2)%	$6,354		$5,808	9%
Principal transactions (a)	(42)		2,662	3,760	3,761	1,194	NM	NM	10,141		5,536	83
Lending- and deposit-related fees	1,469		1,519	1,489	1,468	1,571	(3)	(6)	5,945		6,196	(4)
Asset management, administration and commissions	3,975		3,667	3,865	3,599	3,679	8	8	15,106		13,868	9
Securities gains	8		26	124	509	102	(69)	(92)	667		2,110	(68)
Mortgage fees and related income	1,089		841	1,823	1,452	2,035	29	(46)	5,205		8,687	(40)
Card income	1,582		1,518	1,503	1,419	1,502	4	5	6,022		5,658	6
Other income	2,483		602	226	536	721	312	244	3,847		4,258	(10)
Noninterest revenue	12,249		12,342	14,507	14,189	12,531	(1)	(2)	53,287		52,121	2
Interest income	13,262		13,162	13,145	13,427	13,634	1	(3)	52,996		56,063	(5)
Interest expense	2,355		2,387	2,441	2,494	2,512	(1)	(6)	9,677		11,153	(13)
Net interest income	10,907		10,775	10,704	10,933	11,122	1	(2)	43,319		44,910	(4)
TOTAL NET REVENUE	23,156		23,117	25,211	25,122	23,653	-	(2)	96,606		97,031	-

Provision for credit losses	104		(543)	47	617	656	NM	(84)	225		3,385	(93)

NONINTEREST EXPENSE
Compensation expense	7,052		7,325	8,019	8,414	7,042	(4)	-	30,810		30,585	1
Occupancy expense	941		947	904	901	911	(1)	3	3,693		3,925	(6)
Technology, communications and equipment expense	1,376		1,356	1,361	1,332	1,359	1	1	5,425		5,224	4
Professional and outside services	2,109		1,897	1,901	1,734	2,018	11	5	7,641		7,429	3
Marketing	745		588	578	589	648	27	15	2,500		2,577	(3)
Other expense (b)	3,136		11,373	2,951	2,301	3,678	(72)	(15)	19,761		14,032	41
Amortization of intangibles	193		140	152	152	391	38	(51)	637		957	(33)
TOTAL NONINTEREST EXPENSE	15,552		23,626	15,866	15,423	16,047	(34)	(3)	70,467		64,729	9
Income before income tax expense	7,500		34	9,298	9,082	6,950	NM	8	25,914		28,917	(10)
Income tax expense	2,222		414	2,802	2,553	1,258	437	77	7,991		7,633	5
NET INCOME/(LOSS)	$5,278		$(380)	$6,496	$6,529	$5,692	NM	(7)	$17,923		$21,284	(16)

PER COMMON SHARE DATA
Basic earnings	$1.31		$(0.17)	$1.61	$1.61	$1.40	NM	(6)	$4.39		$5.22	(16)
Diluted earnings	1.30		(0.17)	1.60	1.59	1.39	NM	(6)	4.35		5.20	(16)

FINANCIAL RATIOS
Return on common equity (c)	10%		(1)%	13%	13%	11%			9%		11%
Return on tangible common equity (c)(d)	14		(2)	17	17	15			11		15
Return on assets (c)	0.87		(0.06)	1.09	1.14	0.98			0.75		0.94
Return on risk-weighted assets (c)(d)(e)	1.51	(f)	(0.11)	1.85	1.88	1.76			1.28	(f)	1.65
Effective income tax rate	30		NM	30	28	18			31		26
Overhead ratio	67		102	63	61	68			73		67

(a)	Included a $(1.5) billion loss in the fourth quarter of 2013 as a result of implementing a funding valuation adjustment ("FVA") framework for OTC derivatives and structured notes.

(b)
Included Firmwide legal expense of $0.8 billion, $9.3 billion, $0.7 billion, $0.3 billion and $1.2 billion for the three months ended December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013 and December 31, 2012, respectively, and $11.1 billion and $5.0 billion for full year 2013 and 2012, respectively.

(c)	Ratios are based upon annualized amounts.

(d)	For further discussion of ROTCE and return on Basel I risk-weighted assets, see pages 2 and 42.

(e)	In the first quarter of 2013, Basel 2.5 was implemented. For further information, see footnote (f) on page 2.

(f)	Estimated.

JPMORGAN CHASE & CO.
CONSOLIDATED BALANCE SHEETS
(in millions)
						Dec 31, 2013
						Change
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Dec 31,
	2013	2013	2013	2013	2012	2013	2012
ASSETS
Cash and due from banks	$39,771	$30,664	$29,214	$45,524	$53,723	30%	(26)%
Deposits with banks	316,051	371,445	311,318	257,635	121,814	(15)	159
Federal funds sold and securities purchased under
resale agreements	248,116	235,916	252,507	218,343	296,296	5	(16)
Securities borrowed	111,465	122,438	117,158	114,058	119,017	(9)	(6)
Trading assets:
Debt and equity instruments	308,905	316,560	327,719	360,382	375,045	(2)	(18)
Derivative receivables	65,759	66,788	73,751	70,609	74,983	(2)	(12)
Securities	354,003	356,556	354,725	365,744	371,152	(1)	(5)
Loans	738,418	728,679	725,586	728,886	733,796	1	1
Less: Allowance for loan losses	16,264	17,571	19,384	20,780	21,936	(7)	(26)
Loans, net of allowance for loan losses	722,154	711,108	706,202	708,106	711,860	2	1
Accrued interest and accounts receivable	65,160	66,269	81,562	74,208	60,933	(2)	7
Premises and equipment	14,891	14,876	14,574	14,541	14,519	-	3
Goodwill	48,081	48,100	48,057	48,067	48,175	-	-
Mortgage servicing rights	9,614	9,490	9,335	7,949	7,614	1	26
Other intangible assets	1,618	1,817	1,951	2,082	2,235	(11)	(28)
Other assets	110,101	111,282	111,421	102,101	101,775	(1)	8
TOTAL ASSETS	$2,415,689	$2,463,309	$2,439,494	$2,389,349	$2,359,141	(2)	2

LIABILITIES
Deposits	$1,287,765	$1,281,102	$1,202,950	$1,202,507	$1,193,593	1	8
Federal funds purchased and securities loaned or sold
under repurchase agreements	181,163	218,728	258,962	248,245	240,103	(17)	(25)
Commercial paper	57,848	53,741	56,631	58,835	55,367	8	4
Other borrowed funds	27,994	30,436	30,385	27,200	26,636	(8)	5
Trading liabilities:
Debt and equity instruments	80,430	87,334	84,208	63,737	61,262	(8)	31
Derivative payables	57,314	60,785	64,385	61,989	70,656	(6)	(19)
Accounts payable and other liabilities	194,491	212,283	211,432	193,089	195,240	(8)	-
Beneficial interests issued by consolidated VIEs	49,617	48,858	55,090	58,300	63,191	2	(21)
Long-term debt	267,889	263,372	266,212	268,361	249,024	2	8
TOTAL LIABILITIES	2,204,511	2,256,639	2,230,255	2,182,263	2,155,072	(2)	2

STOCKHOLDERS' EQUITY
Preferred stock	11,158	11,158	11,458	9,958	9,058	-	23
Common stock	4,105	4,105	4,105	4,105	4,105	-	-
Capital surplus	93,828	93,555	93,416	93,161	94,604	-	(1)
Retained earnings	115,756	112,135	114,216	109,402	104,223	3	11
Accumulated other comprehensive income	1,199	390	136	3,491	4,102	207	(71)
Shares held in RSU Trust, at cost	(21)	(21)	(21)	(21)	(21)	-	-
Treasury stock, at cost	(14,847)	(14,652)	(14,071)	(13,010)	(12,002)	(1)	(24)
TOTAL STOCKHOLDERS' EQUITY	211,178	206,670	209,239	207,086	204,069	2	3
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,415,689	$2,463,309	$2,439,494	$2,389,349	$2,359,141	(2)	2

JPMORGAN CHASE & CO.
CONDENSED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS
(in millions, except rates)
	QUARTERLY TRENDS							FULL YEAR
						4Q13 Change				2013 Change
AVERAGE BALANCES	4Q13	3Q13	2Q13	1Q13	4Q12	3Q13	4Q12	2013	2012	2012
ASSETS
Deposits with banks	$329,322	$321,271	$265,821	$156,988	$124,832	3%	164%	$268,968	$118,463	127%
Federal funds sold and securities purchased under
resale agreements	233,149	229,730	231,972	231,421	252,529	1	(8)	231,567	239,703	(3)
Securities borrowed	117,730	119,950	115,194	120,337	128,329	(2)	(8)	118,300	131,446	(10)
Trading assets - debt instruments	208,032	212,228	240,952	250,502	244,346	(2)	(15)	227,769	234,224	(3)
Securities	348,223	351,648	359,108	368,673	365,883	(1)	(5)	356,843	363,230	(2)
Loans	729,621	723,538	727,499	725,124	725,610	1	1	726,450	722,384	1
Other assets (a)	39,384	39,048	39,920	43,039	33,004	1	19	40,334	32,967	22
Total interest-earning assets	2,005,461	1,997,413	1,980,466	1,896,084	1,874,533	-	7	1,970,231	1,842,417	7
Trading assets - equity instruments	111,051	103,347	116,333	120,192	119,598	7	(7)	112,680	115,113	(2)
Trading assets - derivative receivables	68,709	71,657	75,310	74,918	77,974	(4)	(12)	72,629	85,744	(15)
All other noninterest-earning assets	222,380	217,352	227,861	230,836	238,684	2	(7)	224,564	228,707	(2)
TOTAL ASSETS	$2,407,601	$2,389,769	$2,399,970	$2,322,030	$2,310,789	1	4	$2,380,104	$2,271,981	5
LIABILITIES
Interest-bearing deposits	$860,067	$832,192	$810,096	$787,870	$758,645	3	13	$822,781	$751,098	10
Federal funds purchased and securities loaned or
sold under repurchase agreements	207,747	231,938	264,240	250,827	260,415	(10)	(20)	238,551	248,561	(4)
Commercial paper	54,098	53,287	54,391	53,084	53,401	2	1	53,717	50,780	6
Trading liabilities - debt, short-term and other liabilities (b)	211,414	213,261	201,668	184,824	181,089	(1)	17	202,894	193,459	5
Beneficial interests issued by consolidated VIEs	49,866	52,522	56,742	60,341	58,973	(5)	(15)	54,832	60,234	(9)
Long-term debt	265,676	265,396	270,796	254,326	245,343	-	8	264,083	245,662	7
Total interest-bearing liabilities	1,648,868	1,648,596	1,657,933	1,591,272	1,557,866	-	6	1,636,858	1,549,794	6
Noninterest-bearing deposits	381,242	364,495	363,537	355,913	374,893	5	2	366,361	354,785	3
Trading liabilities - equity instruments	15,209	14,696	13,737	13,203	14,264	3	7	14,218	14,172	-
Trading liabilities - derivative payables	60,011	63,378	66,246	68,683	72,049	(5)	(17)	64,553	76,162	(15)
All other noninterest-bearing liabilities	94,753	89,419	90,139	88,618	90,684	6	4	90,745	84,480	7
TOTAL LIABILITIES	2,200,083	2,180,584	2,191,592	2,117,689	2,109,756	1	4	2,172,735	2,079,393	4
Preferred stock	11,158	11,953	11,095	9,608	9,058	(7)	23	10,960	8,236	33
Common stockholders' equity	196,360	197,232	197,283	194,733	191,975	-	2	196,409	184,352	7
TOTAL STOCKHOLDERS' EQUITY	207,518	209,185	208,378	204,341	201,033	(1)	3	207,369	192,588	8
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,407,601	$2,389,769	$2,399,970	$2,322,030	$2,310,789	1	4	$2,380,104	$2,271,981	5

AVERAGE RATES (c)
INTEREST-EARNING ASSETS
Deposits with banks	0.32%	0.33%	0.34%	0.42%	0.43%			0.34%	0.47%
Federal funds sold and securities purchased under
resale agreements	0.77	0.84	0.85	0.90	0.91			0.84	1.02
Securities borrowed (d)	(0.19)	(0.12)	(0.11)	(0.02)	(0.03)			(0.11)	—
Trading assets - debt instruments	3.78	3.78	3.69	3.72	3.81			3.74	3.96
Securities	2.61	2.40	2.10	2.19	2.04			2.32	2.29
Loans	4.54	4.57	4.62	4.78	4.83			4.63	4.98
Other assets (a)(e)	1.62	1.54	1.48	0.75	1.01			1.33	0.79
Total interest-earning assets	2.66	2.65	2.70	2.91	2.93			2.73	3.08

INTEREST-BEARING LIABILITIES
Interest-bearing deposits	0.22	0.25	0.27	0.28	0.30			0.25	0.35
Federal funds purchased and securities loaned or
sold under repurchase agreements	0.28	0.19	0.24	0.27	0.22			0.24	0.22
Commercial paper	0.21	0.21	0.21	0.20	0.19			0.21	0.18
Trading liabilities - debt, short-term and other liabilities (b)(d)	0.74	0.72	0.65	0.72	0.63			0.70	0.60
Beneficial interests issued by consolidated VIEs	0.84	0.85	0.89	0.90	0.98			0.87	1.08
Long-term debt	1.81	1.85	1.87	2.06	2.17			1.90	2.47
Total interest-bearing liabilities	0.57	0.57	0.59	0.64	0.64			0.59	0.72

INTEREST RATE SPREAD	2.09%	2.08%	2.11%	2.27%	2.29%			2.14%	2.36%
NET YIELD ON INTEREST-EARNING ASSETS	2.20%	2.18%	2.20%	2.37%	2.40%			2.23%	2.48%

(a)	Includes margin loans.

(b)	Includes brokerage customer payables.

(c)	Interest includes the effect of related hedging derivatives. Taxable-equivalent amounts are used where applicable.

(d)
Negative yield is the result of increased client-driven demand for certain securities combined with the impact of low interest rates; the offset of this matched book activity is reflected as lower net interest expense reported within trading liabilities - debt, short-term and other liabilities.

(e)
Effective April 1, 2013, the net results previously recorded in net interest income for hedges of investments in non-U.S. subsidiaries have been reclassified to other income. The effect of this reclassification on the total interest-earning assets rate and net yield on interest-earning assets was not material; and therefore, prior period amounts have not been revised.

JPMORGAN CHASE & CO.
CORE NET INTEREST INCOME
(in millions, except rates)

In addition to reviewing net interest income on a managed basis, management also reviews core net interest income to assess the performance of its core lending, investing (including asset-liability management) and deposit-raising activities (which excludes the impact of Corporate & Investment Bank's ("CIB") market-based activities). The core data presented below are non-GAAP financial measures due to the exclusion of CIB's market-based net interest income and the related assets. Management believes this exclusion provides investors and analysts a more meaningful measure by which to analyze the non-market-related business trends of the Firm and provides a comparable measure to other financial institutions that are primarily focused on core lending, investing and deposit-raising activities. For a further discussion of these measures, see Explanation and Reconciliation of the Firm's Use of Non-GAAP Financial Measures on pages 76-77 of the Annual Report on Form 10-K for the year ended December 31, 2012 (the "2012 Annual Report").

	QUARTERLY TRENDS							FULL YEAR
						4Q13 Change				2013 Change
	4Q13	3Q13	2Q13	1Q13	4Q12	3Q13	4Q12	2013	2012	2012
CORE NET INTEREST INCOME DATA (a)
Net interest income - managed basis (b)(c)	$11,096	$10,956	$10,869	$11,095	$11,299	1%	(2)%	$44,016	$45,653	(4)%
Less: Market-based net interest income	1,093	1,109	1,345	1,432	1,487	(1)	(26)	4,979	5,787	(14)
Core net interest income (b)	$10,003	$9,847	$9,524	$9,663	$9,812	2	2	$39,037	$39,866	(2)

Average interest-earning assets	$2,005,461	$1,997,413	$1,980,466	$1,896,084	$1,874,533	-	7	$1,970,231	$1,842,417	7
Less: Average market-based earning assets	501,716	493,780	512,631	508,941	503,825	2	-	504,218	499,339	1
Core average interest-earning assets	$1,503,745	$1,503,633	$1,467,835	$1,387,143	$1,370,708	-	10	$1,466,013	$1,343,078	9

Net interest yield on interest-earning assets -
managed basis	2.20%	2.18%	2.20%	2.37%	2.40%			2.23%	2.48%
Net interest yield on market-based activities	0.86	0.89	1.05	1.14	1.17			0.99	1.16
Core net interest yield on core average interest-earning assets	2.64	2.60	2.60	2.83	2.85			2.66	2.97

(a)
Includes core lending, investing and deposit-raising activities on a managed basis across each of the business segments and Corporate/Private Equity; excludes the market-based activities within the CIB.

(b)	Interest includes the effect of related hedging derivatives. Taxable-equivalent amounts are used where applicable.

(c)	For a reconciliation of net interest income on a reported and managed basis, see Reconciliation from Reported to Managed Summary on page 8.

JPMORGAN CHASE & CO.
RECONCILIATION FROM REPORTED TO MANAGED SUMMARY
(in millions, except ratios)
The Firm prepares its consolidated financial statements using accounting principles generally accepted in the U.S. ("U.S. GAAP"). That presentation, which is referred to as "reported” basis, provides the reader with an understanding of the Firm's results that can be tracked consistently from year to year and enables a comparison of the Firm's performance with other companies' U.S. GAAP financial statements. In addition to analyzing the Firm's results on a reported basis, management reviews the Firm's results and the results of the lines of business on a “managed” basis, which is a non-GAAP financial measure. For additional information on managed basis, refer to the notes on Non-GAAP Financial Measures on page 42.
The following summary table provides a reconciliation from reported U.S. GAAP results to managed basis.

	QUARTERLY TRENDS							FULL YEAR
						4Q13 Change				2013 Change
	4Q13	3Q13	2Q13	1Q13	4Q12	3Q13	4Q12	2013	2012	2012
OTHER INCOME
Other income - reported	$2,483	$602	$226	$536	$721	312%	244%	$3,847	$4,258	(10)%
Fully taxable-equivalent adjustments (a)	767	582	582	564	548	32	40	2,495	2,116	18
Other income - managed	$3,250	$1,184	$808	$1,100	$1,269	174	156	$6,342	$6,374	(1)

TOTAL NONINTEREST REVENUE
Total noninterest revenue - reported	$12,249	$12,342	$14,507	$14,189	$12,531	(1)	(2)	$53,287	$52,121	2
Fully taxable-equivalent adjustments (a)	767	582	582	564	548	32	40	2,495	2,116	18
Total noninterest revenue - managed	$13,016	$12,924	$15,089	$14,753	$13,079	1	-	$55,782	$54,237	3

NET INTEREST INCOME
Net interest income - reported	$10,907	$10,775	$10,704	$10,933	$11,122	1	(2)	$43,319	$44,910	(4)
Fully taxable-equivalent adjustments (a)	189	181	165	162	177	4	7	697	743	(6)
Net interest income - managed	$11,096	$10,956	$10,869	$11,095	$11,299	1	(2)	$44,016	$45,653	(4)

TOTAL NET REVENUE
Total net revenue - reported	$23,156	$23,117	$25,211	$25,122	$23,653	-	(2)	$96,606	$97,031	-
Fully taxable-equivalent adjustments (a)	956	763	747	726	725	25	32	3,192	2,859	12
Total net revenue - managed	$24,112	$23,880	$25,958	$25,848	$24,378	1	(1)	$99,798	$99,890	-

PRE-PROVISION PROFIT/(LOSS)
Pre-provision profit - reported	$7,604	$(509)	$9,345	$9,699	$7,606	NM	-	$26,139	$32,302	(19)
Fully taxable-equivalent adjustments (a)	956	763	747	726	725	25	32	3,192	2,859	12
Pre-provision profit - managed	$8,560	$254	$10,092	$10,425	$8,331	NM	3	$29,331	$35,161	(17)

INCOME BEFORE INCOME TAX EXPENSE
Income before income tax expense - reported	$7,500	$34	$9,298	$9,082	$6,950	NM	8	$25,914	$28,917	(10)
Fully taxable-equivalent adjustments (a)	956	763	747	726	725	25	32	3,192	2,859	12
Income before income tax expense - managed	$8,456	$797	$10,045	$9,808	$7,675	NM	10	$29,106	$31,776	(8)

INCOME TAX EXPENSE
Income tax expense - reported	$2,222	$414	$2,802	$2,553	$1,258	437	77	$7,991	$7,633	5
Fully taxable-equivalent adjustments (a)	956	763	747	726	725	25	32	3,192	2,859	12
Income tax expense - managed	$3,178	$1,177	$3,549	$3,279	$1,983	170	60	$11,183	$10,492	7

OVERHEAD RATIO
Overhead ratio - reported	67%	102%	63%	61%	68%			73%	67%
Overhead ratio - managed	64	99	61	60	66			71	65

(a)	Predominantly recognized in the Corporate & Investment Bank and Commercial Banking business segments and Corporate/Private Equity.

JPMORGAN CHASE & CO.
LINE OF BUSINESS FINANCIAL HIGHLIGHTS - MANAGED BASIS
(in millions)

	QUARTERLY TRENDS							FULL YEAR
						4Q13 Change				2013 Change
	4Q13	3Q13	2Q13	1Q13	4Q12	3Q13	4Q12	2013	2012	2012
TOTAL NET REVENUE (fully taxable-equivalent ("FTE")) (a)
Consumer & Community Banking	$11,314	$11,082	$12,015	$11,615	$12,362	2%	(8)%	$46,026	$49,884	(8)%
Corporate & Investment Bank	6,020	8,189	9,876	10,140	7,642	(26)	(21)	34,225	34,326	-
Commercial Banking	1,847	1,725	1,728	1,673	1,745	7	6	6,973	6,825	2
Asset Management	3,179	2,763	2,725	2,653	2,753	15	15	11,320	9,946	14
Corporate/Private Equity	1,752	121	(386)	(233)	(124)	NM	NM	1,254	(1,091)	NM
TOTAL NET REVENUE	$24,112	$23,880	$25,958	$25,848	$24,378	1	(1)	$99,798	$99,890	-

TOTAL NONINTEREST EXPENSE (a)
Consumer & Community Banking	$7,321	$6,867	$6,864	$6,790	$7,989	7	(8)	$27,842	$28,827	(3)
Corporate & Investment Bank	4,892	4,999	5,742	6,111	4,996	(2)	(2)	21,744	21,850	-
Commercial Banking	653	661	652	644	599	(1)	9	2,610	2,389	9
Asset Management	2,245	2,003	1,892	1,876	1,943	12	16	8,016	7,104	13
Corporate/Private Equity	441	9,096	716	2	520	(95)	(15)	10,255	4,559	125
TOTAL NONINTEREST EXPENSE	$15,552	$23,626	$15,866	$15,423	$16,047	(34)	(3)	$70,467	$64,729	9

PRE-PROVISION PROFIT/(LOSS) (a)
Consumer & Community Banking	$3,993	$4,215	$5,151	$4,825	$4,373	(5)	(9)	$18,184	$21,057	(14)
Corporate & Investment Bank	1,128	3,190	4,134	4,029	2,646	(65)	(57)	12,481	12,476	-
Commercial Banking	1,194	1,064	1,076	1,029	1,146	12	4	4,363	4,436	(2)
Asset Management	934	760	833	777	810	23	15	3,304	2,842	16
Corporate/Private Equity	1,311	(8,975)	(1,102)	(235)	(644)	NM	NM	(9,001)	(5,650)	(59)
PRE-PROVISION PROFIT	$8,560	$254	$10,092	$10,425	$8,331	NM	3	$29,331	$35,161	(17)

PROVISION FOR CREDIT LOSSES
Consumer & Community Banking	$72	$(267)	$(19)	$549	$1,091	NM	(93)	$335	$3,774	(91)
Corporate & Investment Bank	(19)	(218)	(6)	11	(445)	91	96	(232)	(479)	52
Commercial Banking	43	(41)	44	39	(3)	NM	NM	85	41	107
Asset Management	21	—	23	21	19	NM	11	65	86	(24)
Corporate/Private Equity	(13)	(17)	5	(3)	(6)	24	(117)	(28)	(37)	24
PROVISION FOR CREDIT LOSSES	$104	$(543)	$47	$617	$656	NM	(84)	$225	$3,385	(93)

NET INCOME/(LOSS) (a)
Consumer & Community Banking	$2,372	$2,702	$3,089	$2,586	$1,989	(12)	19	$10,749	$10,551	2
Corporate & Investment Bank	858	2,240	2,838	2,610	2,005	(62)	(57)	8,546	8,406	2
Commercial Banking	693	665	621	596	692	4	-	2,575	2,646	(3)
Asset Management	568	476	500	487	483	19	18	2,031	1,703	19
Corporate/Private Equity	787	(6,463)	(552)	250	523	NM	50	(5,978)	(2,022)	(196)
TOTAL NET INCOME/(LOSS)	$5,278	$(380)	$6,496	$6,529	$5,692	NM	(7)	$17,923	$21,284	(16)

(a)
In the second quarter of 2013, the 2012 data for certain income statement line items were revised to reflect the transfer of certain functions and staff from Corporate/Private Equity to CCB, effective January 1, 2013. For further information on this transfer, see CCB on page 10, Consumer & Business Banking on page 12 and Corporate/Private Equity on page 30.

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS
(in millions, except ratio and headcount data)

	QUARTERLY TRENDS							FULL YEAR
						4Q13 Change				2013 Change
	4Q13	3Q13	2Q13	1Q13	4Q12	3Q13	4Q12	2013	2012	2012
INCOME STATEMENT (a)
REVENUE
Lending- and deposit-related fees	$753	$780	$727	$723	$789	(3)%	(5)%	$2,983	$3,121	(4)%
Asset management, administration and commissions	507	515	561	533	495	(2)	2	2,116	2,093	1
Mortgage fees and related income	1,087	839	1,819	1,450	2,031	30	(46)	5,195	8,680	(40)
Card income	1,518	1,460	1,445	1,362	1,448	4	5	5,785	5,446	6
All other income	399	367	369	338	350	9	14	1,473	1,473	-
Noninterest revenue	4,264	3,961	4,921	4,406	5,113	8	(17)	17,552	20,813	(16)
Net interest income	7,050	7,121	7,094	7,209	7,249	(1)	(3)	28,474	29,071	(2)
TOTAL NET REVENUE	11,314	11,082	12,015	11,615	12,362	2	(8)	46,026	49,884	(8)

Provision for credit losses	72	(267)	(19)	549	1,091	NM	(93)	335	3,774	(91)

NONINTEREST EXPENSE
Compensation expense	2,765	2,949	2,966	3,006	2,852	(6)	(3)	11,686	11,632	-
Noncompensation expense	4,458	3,817	3,789	3,676	4,790	17	(7)	15,740	16,420	(4)
Amortization of intangibles	98	101	109	108	347	(3)	(72)	416	775	(46)
TOTAL NONINTEREST EXPENSE	7,321	6,867	6,864	6,790	7,989	7	(8)	27,842	28,827	(3)

Income before income tax expense	3,921	4,482	5,170	4,276	3,282	(13)	19	17,849	17,283	3
Income tax expense	1,549	1,780	2,081	1,690	1,293	(13)	20	7,100	6,732	5
NET INCOME	$2,372	$2,702	$3,089	$2,586	$1,989	(12)	19	$10,749	$10,551	2

FINANCIAL RATIOS
ROE	20%	23%	27%	23%	18%			23%	25%
Overhead ratio	65	62	57	58	65			60	58

SELECTED BALANCE SHEET DATA (period-end) (a)
Total assets	$452,929	$451,166	$460,642	$458,902	$467,282	-	(3)	$452,929	$467,282	(3)
Loans:
Loans retained	393,351	390,345	392,067	393,575	402,963	1	(2)	393,351	402,963	(2)
Loans held-for-sale and loans at fair value (b)	7,772	10,758	15,274	16,277	18,801	(28)	(59)	7,772	18,801	(59)
Total loans	401,123	401,103	407,341	409,852	421,764	-	(5)	401,123	421,764	(5)
Deposits	464,412	458,867	456,814	457,176	438,517	1	6	464,412	438,517	6
Equity	46,000	46,000	46,000	46,000	43,000	-	7	46,000	43,000	7

SELECTED BALANCE SHEET DATA (average) (a)
Total assets	$450,987	$453,881	$457,644	$463,527	$462,690	(1)	(3)	$456,468	$467,641	(2)
Loans:
Loans retained	390,368	390,865	392,935	397,118	400,798	-	(3)	392,797	408,559	(4)
Loans held-for-sale and loans at fair value (b)	9,882	14,127	18,199	21,181	19,104	(30)	(48)	15,812	18,006	(12)
Total loans	400,250	404,992	411,134	418,299	419,902	(1)	(5)	408,609	426,565	(4)
Deposits	461,097	456,940	453,586	441,335	426,038	1	8	453,304	413,948	10
Equity	46,000	46,000	46,000	46,000	43,000	-	7	46,000	43,000	7

Headcount (a)	151,333	156,064	157,886	161,123	164,391	(3)	(8)	151,333	164,391	(8)

(a)
In the second quarter of 2013, the 2012 data for certain income statement (predominantly net interest income, compensation and noncompensation expense) and balance sheet (predominantly total assets) line items, as well as headcount were revised to reflect the transfer of certain technology and operations, as well as real estate-related functions and staff, from Corporate/Private Equity to CCB, effective January 1, 2013.

(b)
Predominantly consists of prime mortgages originated with the intent to sell that are accounted for at fair value and classified as trading assets on the Consolidated Balance Sheets and Condensed Average Balance Sheets.

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data and where otherwise noted)
	QUARTERLY TRENDS							FULL YEAR
						4Q13 Change					2013 Change
	4Q13	3Q13	2Q13	1Q13	4Q12	3Q13	4Q12	2013	2012		2012
CREDIT DATA AND QUALITY STATISTICS
Net charge-offs (a)	$1,316	$1,330	$1,481	$1,699	$1,791	(1)%	(27)%	$5,826	$9,280	(g)	(37)%
Nonaccrual loans:
Nonaccrual loans retained	7,455	8,029	8,540	8,996	9,114	(7)	(18)	7,455	9,114		(18)
Nonaccrual loans held-for-sale and loans
at fair value	40	40	41	42	39	-	3	40	39		3
Total nonaccrual loans (b)(c)(d)	7,495	8,069	8,581	9,038	9,153	(7)	(18)	7,495	9,153		(18)
Nonperforming assets (b)(c)(d)	8,149	8,713	9,212	9,708	9,830	(6)	(17)	8,149	9,830		(17)
Allowance for loan losses (a)	12,201	13,500	15,095	16,599	17,752	(10)	(31)	12,201	17,752		(31)

Net charge-off rate (a)(e)	1.34%	1.35%	1.51%	1.74%	1.78%			1.48%	2.27	%(g)
Net charge-off rate, excluding purchased credit-impaired
("PCI") loans (e)	1.55	1.57	1.77	2.04	2.09			1.73	2.68	(g)
Allowance for loan losses to period-end loans retained	3.10	3.46	3.85	4.22	4.41			3.10	4.41
Allowance for loan losses to period-end loans retained,
excluding PCI loans (f)	2.36	2.54	2.80	3.25	3.51			2.36	3.51
Allowance for loan losses to nonaccrual loans
retained, excluding credit card (b)(f)	57	55	58	65	72			57	72
Nonaccrual loans to total period-end loans, excluding
credit card	2.74	2.91	3.03	3.14	3.12			2.74	3.12
Nonaccrual loans to total period-end loans, excluding
credit card and PCI loans (b)	3.40	3.63	3.79	3.94	3.91			3.40	3.91

BUSINESS METRICS
Number of:
Branches	5,630	5,652	5,657	5,632	5,614	-	-	5,630	5,614		-
ATMs	19,211	19,171	19,075	18,830	18,699	-	3	19,211	18,699		3
Active online customers (in thousands)	33,742	32,916	32,245	32,281	31,114	3	8	33,742	31,114		8
Active mobile customers (in thousands)	15,629	14,993	14,013	13,263	12,359	4	26	15,629	12,359		26

(a)
Net charge-offs and the net charge-off rates for the three months ended December 31, 2013 and full year 2013 excluded $53 million of write-offs in the PCI portfolio. These write-offs decreased the allowance for loan losses for PCI loans.

(b)	Excludes PCI loans. The Firm is recognizing interest income on each pool of PCI loans as they are all performing.

(c)	Certain mortgage loans originated with the intent to sell are classified as trading assets on the Consolidated Balance Sheets and Condensed Average Balance Sheets.

(d)
At December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013 and December 31, 2012, nonperforming assets excluded: (1) mortgage loans insured by U.S. government agencies of $8.4 billion, $8.9 billion, $10.1 billion, $10.9 billion and $10.6 billion, respectively, that are 90 or more days past due; (2) real estate owned insured by U.S. government agencies of $2.0 billion, $1.9 billion, $1.8 billion, $1.7 billion and $1.6 billion, respectively; and (3) student loans insured by U.S. government agencies under the Federal Family Education Loan Program (“FFELP”) of $428 million, $456 million, $488 million, $523 million and $525 million, respectively, that are 90 or more days past due. These amounts were excluded from nonaccrual loans as reimbursement of insured amounts is proceeding normally.

(e)	Loans held-for-sale and loans accounted for at fair value were excluded when calculating the net charge-off rate.

(f)
The allowance for loan losses for PCI loans was $4.2 billion at December 31, 2013, $5.0 billion at September 30, 2013,and $5.7 billion at June 30, 2013, March 31, 2013 and December 31, 2012; these amounts were also excluded from the applicable ratios.

(g)
Net charge-offs and the net charge-off rate for full year 2012 included $800 million of charge-offs, recorded in accordance with regulatory guidance requiring loans discharged under Chapter 7 bankruptcy and not reaffirmed by the borrower (“Chapter 7 loans”) to be charged off to the net realizable value of the collateral and to be considered nonaccrual, regardless of their delinquency status. Excluding these charge-offs, net charge-offs for the full year 2012 would have been $8.5 billion, and excluding these charge-offs and PCI loans for the same period, the net charge-off rate would have been 2.45%. For further information, see Consumer Credit Portfolio on pages 140-142 of the 2012 Annual Report.

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data and where otherwise noted)
	QUARTERLY TRENDS							FULL YEAR
						4Q13 Change				2013 Change
	4Q13	3Q13	2Q13	1Q13	4Q12	3Q13	4Q12	2013	2012	2012
CONSUMER & BUSINESS BANKING (a)
Lending- and deposit-related fees	$744	$770	$717	$711	$771	(3)%	(4)%	$2,942	$3,068	(4)%
Asset management, administration and commissions	470	465	454	426	404	1	16	1,815	1,638	11
Card income	384	384	378	349	351	-	9	1,495	1,353	10
All other income	122	127	124	119	123	(4)	(1)	492	498	(1)
Noninterest revenue	1,720	1,746	1,673	1,605	1,649	(1)	4	6,744	6,557	3
Net interest income	2,696	2,684	2,614	2,572	2,615	-	3	10,566	10,594	-
Total net revenue	4,416	4,430	4,287	4,177	4,264	-	4	17,310	17,151	1
Provision for credit losses	108	104	74	61	110	4	(2)	347	311	12
Noninterest expense	3,029	3,050	3,042	3,041	2,947	(1)	3	12,162	11,490	6
Income before income tax expense	1,279	1,276	1,171	1,075	1,207	-	6	4,801	5,350	(10)
Net income	$780	$762	$698	$641	$731	2	7	$2,881	$3,203	(10)

ROE	28%	27%	25%	24%	32%			26%	36%
Overhead ratio	69	69	71	73	69			70	67
Overhead ratio, excluding core deposit intangibles (b)	68	68	70	72	68			69	66
Equity (period-end and average)	$11,000	$11,000	$11,000	$11,000	$9,000	-	22	$11,000	$9,000	22

BUSINESS METRICS
Business banking origination volume	$1,298	$1,299	$1,317	$1,234	$1,530	-	(15)	$5,148	$6,542	(21)
Period-end loans	19,416	19,029	18,950	18,739	18,883	2	3	19,416	18,883	3
Period-end deposits: (a)
Checking	187,182	180,858	179,801	180,326	170,354	3	10	187,182	170,354	10
Savings	238,223	234,315	228,879	227,162	216,422	2	10	238,223	216,422	10
Time and other	26,022	28,277	29,255	30,431	31,753	(8)	(18)	26,022	31,753	(18)
Total period-end deposits	451,427	443,450	437,935	437,919	418,529	2	8	451,427	418,529	8
Average loans	19,021	18,884	18,758	18,711	18,525	1	3	18,844	18,104	4
Average deposits: (a)
Checking	182,272	177,392	175,496	168,697	160,332	3	14	176,005	153,422	15
Savings	236,343	231,982	227,453	221,394	211,515	2	12	229,341	204,449	12
Time and other	27,354	28,728	29,840	31,029	32,232	(5)	(15)	29,227	34,224	(15)
Total average deposits	445,969	438,102	432,789	421,120	404,079	2	10	434,573	392,095	11
Deposit margin	2.29%	2.32%	2.31%	2.36%	2.44%			2.32%	2.57%
Average assets (a)	$37,818	$37,308	$37,250	$36,302	$35,530	1	6	$37,174	$34,431	8

CREDIT DATA AND QUALITY STATISTICS
Net charge-offs	$102	$100	$74	$61	$110	2	(7)	$337	$411	(18)
Net charge-off rate	2.13%	2.10%	1.58%	1.32%	2.36%			1.79%	2.27%
Allowance for loan losses	$707	$701	$697	$698	$698	1	1	$707	$698	1
Nonperforming assets	391	419	461	465	488	(7)	(20)	391	488	(20)

RETAIL BRANCH BUSINESS METRICS
Investment sales volume	$8,195	$8,172	$9,463	$9,220	$6,987	-	17	$35,050	$26,036	35
Client investment assets	188,840	178,989	171,925	168,527	158,502	6	19	188,840	158,502	19
% managed accounts	36%	34%	33%	31%	29%			36%	29%
Number of:
Chase Private Client locations	2,149	1,948	1,691	1,392	1,218	10	76	2,149	1,218	76
Personal bankers	23,588	22,961	22,825	23,130	23,674	3	-	23,588	23,674	-
Sales specialists	5,740	6,269	6,326	6,102	6,076	(8)	(6)	5,740	6,076	(6)
Client advisors	3,044	3,028	3,024	2,998	2,963	1	3	3,044	2,963	3
Chase Private Clients	215,888	192,358	165,331	134,206	105,700	12	104	215,888	105,700	104
Accounts (in thousands) (c)	29,437	29,301	28,937	28,530	28,073	-	5	29,437	28,073	5

(a)
In the second quarter of 2013, the 2012 data for certain income statement and balance sheet line items were revised to reflect the transfer of certain functions and staff, as well as headcount, from Corporate/Private Equity to CCB, effective January 1, 2013. For further information on this transfer, see CCB on page 10.

(b)
Consumer & Business Banking (“CBB”) uses the overhead ratio (excluding the amortization of core deposit intangibles ("CDI")), a non-GAAP financial measure, to evaluate the underlying expense trends of the business. Including CDI amortization expense in the overhead ratio calculation would result in a higher overhead ratio in the earlier years and a lower overhead ratio in later years; this method would therefore result in an improving overhead ratio over time, all things remaining equal. This non-GAAP ratio excluded CBB's CDI amortization expense related to prior business combination transactions of $40 million, $41 million, $41 million, $41 million and $48 million for the three months ended December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013 and December 31, 2012, respectively, and $163 million and $200 million for full year 2013 and 2012, respectively.

(c)	Includes checking accounts and Chase LiquidSM cards.

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data)
	QUARTERLY TRENDS							FULL YEAR
						4Q13 Change				2013 Change
	4Q13	3Q13	2Q13	1Q13	4Q12	3Q13	4Q12	2013	2012	2012
MORTGAGE BANKING
Mortgage fees and related income	$1,087	$839	$1,819	$1,450	$2,031	30%	(46)%	$5,195	$8,680	(40)%
All other income	51	38	101	93	109	34	(53)	283	475	(40)
Noninterest revenue	1,138	877	1,920	1,543	2,140	30	(47)	5,478	9,155	(40)
Net interest income	1,092	1,143	1,138	1,175	1,150	(4)	(5)	4,548	4,808	(5)
Total net revenue	2,230	2,020	3,058	2,718	3,290	10	(32)	10,026	13,963	(28)
Provision for credit losses	(782)	(1,044)	(657)	(198)	(269)	25	(191)	(2,681)	(490)	(447)
Noninterest expense	2,062	1,900	1,834	1,806	2,871	9	(28)	7,602	9,121	(17)
Income before income tax expense	950	1,164	1,881	1,110	688	(18)	38	5,105	5,332	(4)
Net income	$562	$705	$1,142	$673	$418	(20)	34	$3,082	$3,341	(8)

ROE	11%	14%	23%	14%	10%			16%	19%
Overhead ratio	92	94	60	66	87			76	65
Equity (period-end and average)	$19,500	$19,500	$19,500	$19,500	$17,500	-	11	$19,500	$17,500	11

FUNCTIONAL RESULTS
Mortgage Production
Production revenue	$303	$311	$1,064	$995	$1,407	(3)	(78)	$2,673	$5,783	(54)
Production-related net interest & other income	191	273	222	223	205	(30)	(7)	909	787	16
Production-related revenue, excluding repurchase (losses)/
benefits	494	584	1,286	1,218	1,612	(15)	(69)	3,582	6,570	(45)
Production expense (a)	989	669	720	710	876	48	13	3,088	2,747	12
Income, excluding repurchase (losses)/benefits	(495)	(85)	566	508	736	(482)	NM	494	3,823	(87)
Repurchase (losses)/benefits	221	175	16	(81)	53	26	317	331	(272)	NM
Income/(loss) before income tax expense/(benefit)	(274)	90	582	427	789	NM	NM	825	3,551	(77)

Mortgage Servicing
Loan servicing revenue	$854	$817	$945	$936	$783	5	9	$3,552	$3,772	(6)
Servicing-related net interest & other income	102	99	110	100	89	3	15	411	407	1
Servicing-related revenue	956	916	1,055	1,036	872	4	10	3,963	4,179	(5)
Changes in MSR asset fair value due to collection/realization
of expected cash flows	(267)	(284)	(285)	(258)	(254)	6	(5)	(1,094)	(1,222)	10
Default servicing expense	474	623	475	497	1,293	(24)	(63)	2,069	3,707	(44)
Core servicing expense	189	235	240	240	280	(20)	(33)	904	1,033	(12)
Income/(loss), excluding MSR risk management	26	(226)	55	41	(955)	NM	NM	(104)	(1,783)	94
MSR risk management, including related net interest
income/(expense)	(24)	(180)	78	(142)	42	87	NM	(268)	616	NM
Income/(loss) before income tax expense/(benefit)	2	(406)	133	(101)	(913)	NM	NM	(372)	(1,167)	68

Real Estate Portfolios
Noninterest revenue	$(45)	$(113)	$(34)	$(17)	$13	60	NM	$(209)	$43	NM
Net interest income	895	922	942	962	952	(3)	(6)	3,721	4,049	(8)
Total net revenue	850	809	908	945	965	5	(12)	3,512	4,092	(14)
Provision for credit losses	(783)	(1,046)	(662)	(202)	(283)	25	(177)	(2,693)	(509)	(429)
Noninterest expense	411	375	404	363	436	10	(6)	1,553	1,653	(6)
Income before income tax expense	1,222	1,480	1,166	784	812	(17)	50	4,652	2,948	58
Mortgage Banking income before income tax
expense	$950	$1,164	$1,881	$1,110	$688	(18)	38	$5,105	$5,332	(4)
Mortgage Banking net income	$562	$705	$1,142	$673	$418	(20)	34	$3,082	$3,341	(8)

Overhead ratios
Mortgage Production	138%	88%	55%	62%	52%			79%	43%
Mortgage Servicing	100	190	84	116	238			114	133
Real Estate Portfolios	48	46	44	38	45			44	40

(a)	Includes provision for credit losses associated with Mortgage Production.

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data and where otherwise noted)
	QUARTERLY TRENDS							FULL YEAR
						4Q13 Change				2013 Change
	4Q13	3Q13	2Q13	1Q13	4Q12	3Q13	4Q12	2013	2012	2012
MORTGAGE BANKING (continued)
SUPPLEMENTAL MORTGAGE FEES AND RELATED
INCOME DETAILS
Net production revenue:
Production revenue	$303	$311	$1,064	$995	$1,407	(3)%	(78)%	$2,673	$5,783	(54)%
Repurchase (losses)/benefits	221	175	16	(81)	53	26	317	331	(272)	NM
Net production revenue	524	486	1,080	914	1,460	8	(64)	3,004	5,511	(45)
Net mortgage servicing revenue:
Operating revenue:
Loan servicing revenue	854	817	945	936	783	5	9	3,552	3,772	(6)
Changes in MSR asset fair value due to collection/
realization of expected cash flows	(267)	(284)	(285)	(258)	(254)	6	(5)	(1,094)	(1,222)	10
Total operating revenue	587	533	660	678	529	10	11	2,458	2,550	(4)
Risk management:
Changes in MSR asset fair value due to market interest
rates and other (a)	421	80	1,072	546	285	426	48	2,119	(587)	NM
Other changes in MSR asset fair value due to other inputs
and assumptions in model (b)	(65)	(173)	(36)	(237)	(69)	62	6	(511)	(46)	NM
Changes in derivative fair value and other	(380)	(87)	(957)	(451)	(174)	(337)	(118)	(1,875)	1,252	NM
Total risk management	(24)	(180)	79	(142)	42	87	NM	(267)	619	NM
Total net mortgage servicing revenue	563	353	739	536	571	59	(1)	2,191	3,169	(31)
Mortgage fees and related income	$1,087	$839	$1,819	$1,450	$2,031	30	(46)	$5,195	$8,680	(40)

MORTGAGE PRODUCTION AND MORTGAGE SERVICING
SELECTED BALANCE SHEET DATA
Period-end loans:
Prime mortgage, including option ARMs (c)	$15,136	$15,571	$15,567	$17,257	$17,290	(3)	(12)	$15,136	$17,290	(12)
Loans held-for-sale and loans at fair value (d)	7,446	10,447	15,274	16,277	18,801	(29)	(60)	7,446	18,801	(60)
Average loans:
Prime mortgage, including option ARMs (c)	15,641	15,878	16,933	17,554	17,243	(1)	(9)	16,495	17,335	(5)
Loans held-for-sale and loans at fair value (d)	9,571	14,060	18,199	21,181	19,076	(32)	(50)	15,717	17,573	(11)
Average assets	49,742	54,870	59,880	64,218	60,179	(9)	(17)	57,131	59,837	(5)
Repurchase liability (period-end) (e)	651	1,945	2,245	2,430	2,530	(67)	(74)	651	2,530	(74)
CREDIT DATA AND QUALITY STATISTICS
Net charge-offs:
Prime mortgage, including option ARMs	$1	$2	$5	$4	$14	(50)	(93)	$12	$19	(37)
Net charge-off rate:
Prime mortgage, including option ARMs	0.03%	0.05%	0.12%	0.09%	0.32%			0.07%	0.11%
30+ day delinquency rate (f)	2.75	3.16	3.46	3.04	3.05			2.75	3.05
Nonperforming assets (g)	$559	$670	$707	$643	$638	(17)	(12)	$559	$638	(12)
BUSINESS METRICS (in billions)
Mortgage origination volume by channel
Retail	$9.8	$17.7	$23.3	$26.2	$26.4	(45)	(63)	$77.0	$101.4	(24)
Wholesale (h)	—	—	0.1	0.1	0.1	-	NM	0.2	0.3	(33)
Correspondent (h)	13.5	22.8	25.6	26.4	24.7	(41)	(45)	88.3	79.1	12
Total mortgage origination volume (i)	$23.3	$40.5	$49.0	$52.7	$51.2	(42)	(54)	$165.5	$180.8	(8)
Mortgage application volume by channel
Retail	$15.8	$20.7	$36.8	$34.7	$36.7	(24)	(57)	$108.0	$164.5	(34)
Wholesale (h)	—	—	—	0.2	0.2	-	NM	0.2	0.7	(71)
Correspondent (h)	15.5	19.7	28.2	25.6	28.8	(21)	(46)	89.0	100.5	(11)
Total mortgage application volume	$31.3	$40.4	$65.0	$60.5	$65.7	(23)	(52)	$197.2	$265.7	(26)

(a)	Represents both the impact of changes in estimated future prepayments due to changes in market interest rates, and the difference between actual and expected prepayments.

(b)
Represents the aggregate impact of changes in model inputs and assumptions such as projected cash flows (e.g., cost to service), discount rates and changes in prepayments other than those attributable to changes in market interest rates (e.g., changes in prepayments due to changes in home prices).

(c)	Predominantly represents prime mortgage loans repurchased from Government National Mortgage Association (“Ginnie Mae”) pools, which are insured by U.S. government agencies.

(d)
Predominantly consists of prime mortgages originated with the intent to sell that are accounted for at fair value and classified as trading assets on the Consolidated Balance Sheets and Condensed Average Balance Sheets.

(e)	For more information on the Firm's mortgage repurchase liability, see page 40.

(f)
At December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013 and December 31, 2012, excluded mortgage loans insured by U.S. government agencies of $9.6 billion, $10.0 billion,$11.2 billion, $11.9 billion and $11.8 billion, respectively, that are 30 or more days past due. These amounts were excluded as reimbursement of insured amounts is proceeding normally.

(g)
At December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013 and December 31, 2012, nonperforming assets excluded: (1) mortgage loans insured by U.S. government agencies of $8.4 billion, $8.9 billion, $10.1 billion, $10.9 billion and $10.6 billion, respectively, that are 90 or more days past due; and (2) real estate owned insured by U.S. government agencies of $2.0 billion, $1.9 billion, $1.8 billion, $1.7 billion and $1.6 billion, respectively. These amounts were excluded from nonaccrual loans as reimbursement of insured amounts is proceeding normally.

(h)
Includes rural housing loans sourced through brokers and correspondents, which are underwritten and closed with pre-funding loan approval from the U.S. Department of Agriculture Rural Development, which acts as the guarantor in the transaction.

(i)
Firmwide mortgage origination volume was $25.1 billion, $44.2 billion, $52.0 billion, $55.1 billion and $53.7 billion for the three months ended December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013 and December 31, 2012, respectively, and $176.4 billion and $189.8 billion for full year 2013 and 2012, respectively.

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data and where otherwise noted)
	QUARTERLY TRENDS												FULL YEAR
											4Q13 Change						2013 Change
	4Q13		3Q13		2Q13		1Q13		4Q12		3Q13	4Q12	2013		2012		2012
MORTGAGE BANKING (continued)

MORTGAGE PRODUCTION AND MORTGAGE SERVICING
(continued)
BUSINESS METRICS (in billions)(continued)
Third-party mortgage loans serviced (period-end)	$815.5		$831.1		$832.0		$849.2		$859.4		(2)%	(5)%	$815.5		$859.4		(5)%
Third-party mortgage loans serviced (average)	823.3		831.5		840.6		854.3		803.8		(1)	2	837.3		847.0		(1)
MSR carrying value (period-end)	9.6		9.5		9.3		7.9		7.6		1	26	9.6		7.6		26
Ratio of MSR carrying value (period-end) to third-party mortgage
loans serviced (period-end)	1.18%		1.14%		1.12%		0.93%		0.88%				1.18%		0.88%
Ratio of annualized loan servicing-related revenue to third-party
mortgage loans serviced (average)	0.38		0.38		0.41		0.42		0.45				0.40		0.46
MSR revenue multiple (a)	3.11	x	3.00	x	2.73	x	2.21	x	1.96	x			2.95	x	1.91	x

REAL ESTATE PORTFOLIOS
BUSINESS METRICS
Loans, excluding PCI loans
Period-end loans owned:
Home equity	$57,863		$59,825		$62,326		$64,798		$67,385		(3)	(14)	$57,863		$67,385		(14)
Prime mortgage, including option ARMs	49,463		47,958		44,003		41,997		41,316		3	20	49,463		41,316		20
Subprime mortgage	7,104		7,376		7,703		8,003		8,255		(4)	(14)	7,104		8,255		(14)
Other	551		568		589		604		633		(3)	(13)	551		633		(13)
Total period-end loans owned	$114,981		$115,727		$114,621		$115,402		$117,589		(1)	(2)	$114,981		$117,589		(2)
Average loans owned:
Home equity	$58,838		$61,005		$63,593		$66,133		$68,466		(4)	(14)	$62,369		$72,674		(14)
Prime mortgage, including option ARMs	48,875		46,177		43,007		41,808		41,393		6	18	44,988		42,311		6
Subprime mortgage	7,248		7,529		7,840		8,140		8,413		(4)	(14)	7,687		8,947		(14)
Other	560		579		597		619		643		(3)	(13)	588		675		(13)
Total average loans owned	$115,521		$115,290		$115,037		$116,700		$118,915		-	(3)	$115,632		$124,607		(7)

PCI loans
Period-end loans owned:
Home equity	$18,927		$19,411		$19,992		$20,525		$20,971		(2)	(10)	$18,927		$20,971		(10)
Prime mortgage	12,038		12,487		12,976		13,366		13,674		(4)	(12)	12,038		13,674		(12)
Subprime mortgage	4,175		4,297		4,448		4,561		4,626		(3)	(10)	4,175		4,626		(10)
Option ARMs	17,915		18,564		19,320		19,985		20,466		(3)	(12)	17,915		20,466		(12)
Total period-end loans owned	$53,055		$54,759		$56,736		$58,437		$59,737		(3)	(11)	$53,055		$59,737		(11)
Average loans owned:
Home equity	$19,152		$19,677		$20,245		$20,745		$21,184		(3)	(10)	$19,950		$21,840		(9)
Prime mortgage	12,273		12,705		13,152		13,524		13,860		(3)	(11)	12,909		14,400		(10)
Subprime mortgage	4,234		4,357		4,488		4,589		4,654		(3)	(9)	4,416		4,777		(8)
Option ARMs	18,234		18,890		19,618		20,227		20,738		(3)	(12)	19,236		21,545		(11)
Total average loans owned	$53,893		$55,629		$57,503		$59,085		$60,436		(3)	(11)	$56,511		$62,562		(10)

Total Real Estate Portfolios
Period-end loans owned:
Home equity	$76,790		$79,236		$82,318		$85,323		$88,356		(3)	(13)	$76,790		$88,356		(13)
Prime mortgage, including option ARMs	79,416		79,009		76,299		75,348		75,456		1	5	79,416		75,456		5
Subprime mortgage	11,279		11,673		12,151		12,564		12,881		(3)	(12)	11,279		12,881		(12)
Other	551		568		589		604		633		(3)	(13)	551		633		(13)
Total period-end loans owned	$168,036		$170,486		$171,357		$173,839		$177,326		(1)	(5)	$168,036		$177,326		(5)
Average loans owned:
Home equity	$77,990		$80,682		$83,838		$86,878		$89,650		(3)	(13)	$82,319		$94,514		(13)
Prime mortgage, including option ARMs	79,382		77,772		75,777		75,559		75,991		2	4	77,133		78,256		(1)
Subprime mortgage	11,482		11,886		12,328		12,729		13,067		(3)	(12)	12,103		13,724		(12)
Other	560		579		597		619		643		(3)	(13)	588		675		(13)
Total average loans owned	$169,414		$170,919		$172,540		$175,785		$179,351		(1)	(6)	$172,143		$187,169		(8)
Average assets	162,674		163,001		163,593		166,373		169,375		-	(4)	163,898		175,712		(7)
Home equity origination volume	643		580		499		402		373		11	72	2,124		1,420		50

(a)
Represents the ratio of MSR carrying value (period-end) to third-party mortgage loans serviced (period-end) divided by the ratio of annualized loan servicing-related revenue to third-party mortgage loans serviced (average).

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data)

	QUARTERLY TRENDS							FULL YEAR
						4Q13 Change					2013 Change
	4Q13	3Q13	2Q13	1Q13	4Q12	3Q13	4Q12	2013	2012		2012
MORTGAGE BANKING (continued)

REAL ESTATE PORTFOLIOS (continued)
CREDIT DATA AND QUALITY STATISTICS
Net charge-offs/(recoveries), excluding PCI loans (a)
Home equity	$179	$218	$236	$333	$257	(18)%	(30)%	$966	$2,385	(d)	(59)%
Prime mortgage, including option ARMs	(8)	(11)	16	44	66	27	NM	41	454	(d)	(91)
Subprime mortgage	(6)	(4)	33	67	92	(50)	NM	90	486	(d)	(81)
Other	2	1	3	4	2	100	-	10	16		(38)
Total net charge-offs/(recoveries), excluding PCI loans	$167	$204	$288	$448	$417	(18)	(60)	$1,107	$3,341		(67)
Net charge-off/(recovery) rate, excluding PCI loans
Home equity	1.21%	1.42%	1.49%	2.04%	1.49%			1.55%	3.28	%(d)
Prime mortgage, including option ARMs	(0.06)	(0.09)	0.15	0.43	0.63			0.09	1.07	(d)
Subprime mortgage	(0.33)	(0.21)	1.69	3.34	4.35			1.17	5.43	(d)
Other	1.42	0.69	2.02	2.62	1.24			1.70	2.37
Total net charge-off/(recovery) rate, excluding PCI loans	0.57	0.70	1.00	1.56	1.40			0.96	2.68
Net charge-off/(recovery) rate - reported (a)
Home equity	0.91%	1.07%	1.13%	1.55%	1.14%			1.17%	2.52	%(d)
Prime mortgage, including option ARMs	(0.04)	(0.06)	0.08	0.24	0.35			0.05	0.58	(d)
Subprime mortgage	(0.21)	(0.13)	1.07	2.13	2.80			0.74	3.54	(d)
Other	1.42	0.69	2.02	2.62	1.24			1.70	2.37
Total net charge-off/(recovery) rate - reported	0.39	0.47	0.67	1.03	0.92			0.64	1.79

30+ day delinquency rate, excluding PCI loans (b)	3.66%	3.81%	4.17%	4.61%	5.03%			3.66%	5.03%
Allowance for loan losses, excluding PCI loans	$2,568	$2,768	$3,268	$4,218	$4,868	(7)	(47)	$2,568	$4,868		(47)
Allowance for PCI loans (a)	4,158	4,961	5,711	5,711	5,711	(16)	(27)	4,158	5,711		(27)
Allowance for loan losses	$6,726	$7,729	$8,979	$9,929	$10,579	(13)	(36)	$6,726	$10,579		(36)
Nonperforming assets (c)	6,919	7,385	7,801	8,349	8,439	(6)	(18)	6,919	8,439		(18)
Allowance for loan losses to period-end loans retained	4.00%	4.53%	5.24%	5.71%	5.97%			4.00%	5.97%
Allowance for loan losses to period-end loans retained,
excluding PCI loans	2.23	2.39	2.85	3.66	4.14			2.23	4.14

(a)
Net charge-offs and the net charge-off rates for the three months ended December 31, 2013 and full year 2013 excluded $53 million of write-offs in the PCI portfolio. These write-offs decreased the allowance for loan losses for PCI loans.

(b)	The 30+ day delinquency rate for PCI loans was 15.31%, 16.19%, 17.92%, 19.26% and 20.14% at December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013 and December 31, 2012, respectively.

(c)	Excludes PCI loans. The Firm is recognizing interest income on each pool of PCI loans as they are all performing.

(d)
Net charge-offs and net charge-off rates for full year 2012 included $744 million of charge-offs of Chapter 7 loans. Excluding these charges-offs, net charge-offs for the full year 2012 would have been $1.8 billion, $410 million and $416 million for the home equity, prime mortgage, including option ARMs, and subprime mortgage portfolios, respectively. Net charge-off rates for the same period, excluding these charge-offs and PCI loans, would have been 2.41%, 0.97% and 4.65% for the home equity, prime mortgage, including option ARMs, and subprime mortgage portfolios, respectively. For further information, see Consumer Credit Portfolio on pages 140-142 of the 2012 Annual Report.

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data and where otherwise noted)
	QUARTERLY TRENDS							FULL YEAR
						4Q13 Change				2013 Change
	4Q13	3Q13	2Q13	1Q13	4Q12	3Q13	4Q12	2013	2012	2012
CARD, MERCHANT SERVICES & AUTO
Card income	$1,134	$1,075	$1,067	$1,013	$1,097	5%	3%	$4,289	$4,092	5%
All other income	272	263	261	245	227	3	20	1,041	1,009	3
Noninterest revenue	1,406	1,338	1,328	1,258	1,324	5	6	5,330	5,101	4
Net interest income	3,262	3,294	3,342	3,462	3,484	(1)	(6)	13,360	13,669	(2)
Total net revenue	4,668	4,632	4,670	4,720	4,808	1	(3)	18,690	18,770	-
Provision for credit losses	746	673	564	686	1,250	11	(40)	2,669	3,953	(32)
Noninterest expense	2,230	1,917	1,988	1,943	2,171	16	3	8,078	8,216	(2)
Income before income tax expense	1,692	2,042	2,118	2,091	1,387	(17)	22	7,943	6,601	20
Net income	$1,030	$1,235	$1,249	$1,272	$840	(17)	23	$4,786	$4,007	19

ROE	26%	32%	32%	33%	20%			31%	24%
Overhead ratio	48	41	43	41	45			43	44
Equity (period-end and average)	$15,500	$15,500	$15,500	$15,500	$16,500	-	(6)	$15,500	$16,500	(6)

SELECTED BALANCE SHEET DATA (period-end)
Loans:
Credit Card	$127,791	$123,982	$124,288	$121,865	$127,993	3	-	$127,791	$127,993	-
Auto	52,757	50,810	50,865	50,552	49,913	4	6	52,757	49,913	6
Student	10,541	10,777	11,040	11,323	11,558	(2)	(9)	10,541	11,558	(9)
Total loans	$191,089	$185,569	$186,193	$183,740	$189,464	3	1	$191,089	$189,464	1

SELECTED BALANCE SHEET DATA (average)
Total assets	$200,753	$198,702	$196,921	$196,634	$197,606	1	2	$198,265	$197,661	-
Loans:
Credit Card	124,111	123,912	122,855	123,564	124,729	-	-	123,613	125,464	(1)
Auto	51,824	50,432	50,677	50,045	49,268	3	5	50,748	48,413	5
Student	10,668	10,907	11,172	11,459	11,710	(2)	(9)	11,049	12,507	(12)
Total loans	$186,603	$185,251	$184,704	$185,068	$185,707	1	-	$185,410	$186,384	(1)

BUSINESS METRICS
Credit Card, excluding Commercial Card
Sales volume (in billions)	$112.6	$107.0	$105.2	$94.7	$101.6	5	11	$419.5	$381.1	10
New accounts opened	2.4	1.7	1.5	1.7	1.8	41	33	7.3	6.7	9
Open accounts	65.3	65.0	64.8	64.7	64.5	-	1	65.3	64.5	1
Accounts with sales activity	32.3	30.0	30.0	29.4	30.6	8	6	32.3	30.6	6
% of accounts acquired online	59%	53%	53%	52%	58%			55%	51%

Merchant Services (Chase Paymentech Solutions)
Merchant processing volume (in billions)	$203.4	$185.9	$185.0	$175.8	$178.6	9	14	$750.1	$655.2	14
Total transactions (in billions)	9.6	8.9	8.8	8.3	8.2	8	17	35.6	29.5	21

Auto & Student
Origination volume (in billions)
Auto	$6.4	$6.4	$6.8	$6.5	$5.5	-	16	$26.1	$23.4	12
Student	—	—	—	0.1	—	-	-	0.1	0.2	(50)

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data)

	QUARTERLY TRENDS							FULL YEAR
						4Q13 Change				2013 Change
	4Q13	3Q13	2Q13	1Q13	4Q12	3Q13	4Q12	2013	2012	2012
CARD, MERCHANT SERVICES & AUTO (continued)
CREDIT DATA AND QUALITY STATISTICS
Net charge-offs:
Credit Card	$891	$892	$1,014	$1,082	$1,097	-%	(19)%	$3,879	$4,944	(22)%
Auto	51	44	23	40	44	16	16	158	188 (e)	(16)
Student	104	88	77	64	109	18	(5)	333	377	(12)
Total net charge-offs	1,046	1,024	1,114	1,186	1,250	2	(16)	4,370	5,509	(21)
Net charge-off rate:
Credit Card (a)	2.86%	2.86%	3.31%	3.55%	3.50%			3.14%	3.95%
Auto	0.39	0.35	0.18	0.32	0.36			0.31	0.39 (e)
Student	3.87	3.20	2.76	2.27	3.70			3.01	3.01
Total net charge-off rate	2.23	2.19	2.42	2.60	2.68			2.36	2.96

Delinquency rates
30+ day delinquency rate:
Credit Card (b)	1.67	1.69	1.69	1.94	2.10			1.67	2.10
Auto	1.15	0.93	0.95	0.92	1.25			1.15	1.25
Student (c)	2.56	2.60	2.23	2.06	2.13			2.56	2.13
Total 30+ day delinquency rate	1.58	1.53	1.52	1.67	1.87			1.58	1.87
90+ day delinquency rate - Credit Card (b)	0.80	0.79	0.82	0.97	1.02			0.80	1.02

Nonperforming assets (d)	$280	$239	$243	$251	$265	17	6	$280	$265	6
Allowance for loan losses:
Credit Card	3,795	4,097	4,445	4,998	5,501	(7)	(31)	3,795	5,501	(31)
Auto & Student	953	953	954	954	954	-	-	953	954	-
Total allowance for loan losses	4,748	5,050	5,399	5,952	6,455	(6)	(26)	4,748	6,455	(26)
Allowance for loan losses to period-end loans:
Credit Card (b)	2.98%	3.31%	3.58%	4.10%	4.30%			2.98%	4.30%
Auto & Student	1.51	1.55	1.54	1.54	1.55			1.51	1.55
Total allowance for loan losses to period-end loans	2.49	2.73	2.90	3.24	3.41			2.49	3.41

CARD SERVICES SUPPLEMENTAL INFORMATION
Noninterest revenue	$1,051	$994	$994	$938	$1,014	6	4	$3,977	$3,887	2
Net interest income	2,809	2,824	2,863	2,970	3,005	(1)	(7)	11,466	11,611	(1)
Total net revenue	3,860	3,818	3,857	3,908	4,019	1	(4)	15,443	15,498	-
Provision for credit losses	591	542	464	582	1,097	9	(46)	2,179	3,444	(37)
Noninterest expense	1,749	1,458	1,537	1,501	1,710	20	2	6,245	6,566	(5)
Income before income tax expense	1,520	1,818	1,856	1,825	1,212	(16)	25	7,019	5,488	28
Net income	$927	$1,102	$1,093	$1,113	$736	(16)	26	$4,235	$3,344	27

Percentage of average loans:
Noninterest revenue	3.36%	3.18%	3.25%	3.08%	3.23%			3.22%	3.10%
Net interest income	8.98	9.04	9.35	9.75	9.58			9.28	9.25
Total net revenue	12.34	12.22	12.59	12.83	12.82			12.49	12.35

(a)
Average credit card loans included loans held-for-sale of $311 million, $67 million and $28 million for the three months ended December 31, 2013, September 30, 2013 and December 31, 2012, respectively, and $95 million and $433 million for full year 2013 and 2012, respectively. These amounts are excluded when calculating the net charge-off rate. There were no loans held-for-sale for the three months ended June 30, 2013 and March 31, 2013.

(b)
Period-end credit card loans included loans held-for-sale of $326 million and $310 million at December 31, 2013 and September 30, 2013, respectively. These amounts are excluded when calculating delinquency rates and the allowance for loan losses to period-end loans. There were no loans held-for-sale at June 30, 2013, March 31, 2013 and December 31, 2012.

(c)
Excluded student loans insured by U.S. government agencies under the FFELP of $737 million, $769 million, $812 million, $881 million and $894 million at December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013 and December 31, 2012, respectively, that are 30 or more days past due. These amounts are excluded as reimbursement of insured amounts is proceeding normally.

(d)
Nonperforming assets excluded student loans insured by U.S. government agencies under the FFELP of $428 million, $456 million, $488 million, $523 million and $525 million at December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013 and December 31, 2012, respectively, that are 90 or more days past due. These amounts are excluded as reimbursement of insured amounts is proceeding normally.

(e)
Net charge-offs and the net charge-off rate for full year 2012 included $53 million of charge-offs of Chapter 7 loans. Excluding these incremental charge-offs, net charge-offs for full year 2012 would have been $135 million, and the net charge-off rate for the same period would have been 0.28%.

JPMORGAN CHASE & CO.
CORPORATE & INVESTMENT BANK
FINANCIAL HIGHLIGHTS
(in millions, except ratio data)
	QUARTERLY TRENDS							FULL YEAR
						4Q13 Change				2013 Change
	4Q13	3Q13	2Q13	1Q13	4Q12	3Q13	4Q12	2013	2012	2012
INCOME STATEMENT
REVENUE
Investment banking fees	$1,671	$1,510	$1,717	$1,433	$1,720	11%	(3)%	$6,331	$5,769	10%
Principal transactions (a)	(162)	2,202	3,288	3,961	966	NM	NM	9,289	9,510	(2)
Lending- and deposit-related fees	454	471	486	473	499	(4)	(9)	1,884	1,948	(3)
Asset management, administration and commissions	1,129	1,128	1,289	1,167	1,163	-	(3)	4,713	4,693	-
All other income	487	392	391	323	435	24	12	1,593	1,184	35
Noninterest revenue	3,579	5,703	7,171	7,357	4,783	(37)	(25)	23,810	23,104	3
Net interest income	2,441	2,486	2,705	2,783	2,859	(2)	(15)	10,415	11,222	(7)
TOTAL NET REVENUE (b)	6,020	8,189	9,876	10,140	7,642	(26)	(21)	34,225	34,326	-

Provision for credit losses	(19)	(218)	(6)	11	(445)	91	96	(232)	(479)	52

NONINTEREST EXPENSE
Compensation expense	2,141	2,330	2,988	3,376	2,217	(8)	(3)	10,835	11,313	(4)
Noncompensation expense	2,751	2,669	2,754	2,735	2,779	3	(1)	10,909	10,537	4
TOTAL NONINTEREST EXPENSE	4,892	4,999	5,742	6,111	4,996	(2)	(2)	21,744	21,850	-

Income before income tax expense	1,147	3,408	4,140	4,018	3,091	(66)	(63)	12,713	12,955	(2)
Income tax expense	289	1,168	1,302	1,408	1,086	(75)	(73)	4,167	4,549	(8)
NET INCOME	$858	$2,240	$2,838	$2,610	$2,005	(62)	(57)	$8,546	$8,406	2

FINANCIAL RATIOS
ROE (c)	6%	16%	20%	19%	17%			15%	18%
Overhead ratio (d)	81	61	58	60	65			64	64
Compensation expense as a percent of total net revenue (e)	36	28	30	33	29			32	33

REVENUE BY BUSINESS
Advisory	$434	$322	$304	$255	$465	35	(7)	$1,315	$1,491	(12)
Equity underwriting	436	333	457	273	265	31	65	1,499	1,026	46
Debt underwriting	801	855	956	905	990	(6)	(19)	3,517	3,252	8
Total investment banking fees	1,671	1,510	1,717	1,433	1,720	11	(3)	6,331	5,769	10
Treasury Services	987	1,053	1,051	1,044	1,059	(6)	(7)	4,135	4,249	(3)
Lending	373	351	373	498	382	6	(2)	1,595	1,331	20
Total Banking	3,031	2,914	3,141	2,975	3,161	4	(4)	12,061	11,349	6
Fixed Income Markets (f)	3,199	3,439	4,078	4,752	3,177	(7)	1	15,468	15,412	-
Equity Markets	873	1,249	1,296	1,340	895	(30)	(2)	4,758	4,406	8
Securities Services	1,025	996	1,087	974	995	3	3	4,082	4,000	2
Credit Adjustments & Other (a)(g)	(2,108)	(409)	274	99	(586)	(415)	(260)	(2,144)	(841)	(155)
Total Markets & Investor Services	2,989	5,275	6,735	7,165	4,481	(43)	(33)	22,164	22,977	(4)
TOTAL NET REVENUE	$6,020	$8,189	$9,876	$10,140	$7,642	(26)	(21)	$34,225	$34,326	-

(a)
Included a $(1.5) billion loss in the fourth quarter of 2013 as a result of implementing a funding valuation adjustment ("FVA") framework for OTC derivatives and structured notes. Also included debit valuation adjustments ("DVA") on structured notes and derivative liabilities measured at fair value. DVA gains/(losses) were $(536) million, $(397) million, $355 million, $126 million and $(567) million for the three months ended December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013 and December 31, 2012, respectively, and $(452) million and $(930) million for full year 2013 and 2012, respectively.

(b)
Included tax-equivalent adjustments, predominantly due to income tax credits related to affordable housing and alternative energy investments, as well as tax-exempt income from municipal bond investments of $681 million, $537 million, $550 million, $529 million and $533 million for the three months ended December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013 and December 31, 2012, respectively, and $2.3 billion and $2.0 billion for full year 2013 and 2012, respectively.

(c)
Return on equity excluding FVA and DVA, a non-GAAP financial measure, was 15%, 17%, 19%, 18% and 20% for the three months ended December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013 and December 31, 2012, respectively, and 17% and 19% for full year 2013 and 2012, respectively. For additional information on this measure, see non-GAAP financial measures on page 42.

(d)
Overhead ratio excluding FVA and DVA, a non-GAAP financial measure, was 61%, 58%, 60%, 61% and 61% for the three months ended December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013 and December 31, 2012, respectively, and 60% and 62% for full year 2013 and 2012, respectively. For additional information on this measure, see non-GAAP financial measures on page 42.

(e)
Compensation expense as a percentage of total net revenue excluding FVA and DVA, a non-GAAP financial measure, was 27%, 27%, 31%, 34% and 27% for the three months ended December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013 and December 31, 2012, respectively, and 30% and 32% for full year 2013 and 2012, respectively. For additional information on this measure, see non-GAAP financial measures on page 42.

(f)	Includes results of the synthetic credit portfolio that was transferred from the Chief Investment Office ("CIO") effective July 2, 2012.

(g)
Primarily credit portfolio credit valuation adjustments (“CVA”) net of associated hedging activities; DVA on structured notes and derivative liabilities; FVA on OTC derivatives and structured notes; and nonperforming derivative receivable results.

JPMORGAN CHASE & CO.
CORPORATE & INVESTMENT BANK
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio and headcount data)
	QUARTERLY TRENDS							FULL YEAR
						4Q13 Change				2013 Change
	4Q13	3Q13	2Q13	1Q13	4Q12	3Q13	4Q12	2013	2012	2012
SELECTED BALANCE SHEET DATA (period-end)
Assets	$843,577	$867,474	$873,527	$872,259	$876,107	(3)%	(4)%	$843,577	$876,107	(4)%
Loans:
Loans retained (a)	95,627	104,269	106,248	112,005	109,501	(8)	(13)	95,627	109,501	(13)
Loans held-for-sale and loans at fair value	11,913	3,687	4,564	5,506	5,749	223	107	11,913	5,749	107
Total loans	107,540	107,956	110,812	117,511	115,250	-	(7)	107,540	115,250	(7)
Equity	56,500	56,500	56,500	56,500	47,500	-	19	56,500	47,500	19

SELECTED BALANCE SHEET DATA (average)
Assets	$849,320	$838,158	$878,801	$870,467	$863,890	1	(2)	$859,071	$854,670	1
Trading assets - debt and equity instruments	308,374	300,135	336,118	342,323	333,764	3	(8)	321,585	312,944	3
Trading assets - derivative receivables	67,487	70,814	72,036	71,111	73,519	(5)	(8)	70,353	74,874	(6)
Loans:
Loans retained (a)	101,901	103,179	107,654	106,793	109,037	(1)	(7)	104,864	110,100	(5)
Loans held-for-sale and loans at fair value	4,326	5,113	5,950	5,254	5,065	(15)	(15)	5,158	3,502	47
Total loans	106,227	108,292	113,604	112,047	114,102	(2)	(7)	110,022	113,602	(3)

Equity	56,500	56,500	56,500	56,500	47,500	-	19	56,500	47,500	19

Headcount	52,250	52,445	51,771	51,634	52,022	-	-	52,250	52,022	-

CREDIT DATA AND QUALITY STATISTICS
Net charge-offs/(recoveries)	$(11)	$(4)	$(82)	$19	$(217)	(175)	95	$(78)	$(284)	73
Nonperforming assets:
Nonaccrual loans:
Nonaccrual loans retained (a)(b)	163	176	227	340	535	(7)	(70)	163	535	(70)
Nonaccrual loans held-for-sale and loans at fair value (c)	180	210	293	259	254	(14)	(29)	180	254	(29)
Total nonaccrual loans	343	386	520	599	789	(11)	(57)	343	789	(57)

Derivative receivables	415	431	448	412	239	(4)	74	415	239	74
Assets acquired in loan satisfactions	80	38	46	55	64	111	25	80	64	25
Total nonperforming assets	838	855	1,014	1,066	1,092	(2)	(23)	838	1,092	(23)
Allowance for credit losses:
Allowance for loan losses	1,096	1,138	1,287	1,246	1,300	(4)	(16)	1,096	1,300	(16)
Allowance for lending-related commitments	525	490	556	521	473	7	11	525	473	11
Total allowance for credit losses	1,621	1,628	1,843	1,767	1,773	-	(9)	1,621	1,773	(9)

Net charge-off/(recovery) rate (a)	(0.04)%	(0.02)%	(0.31)%	0.07%	(0.79)%			(0.07)%	(0.26)%
Allowance for loan losses to period-end loans retained (a)	1.15	1.09	1.21	1.11	1.19			1.15	1.19
Allowance for loan losses to period-end loans retained,
excluding trade finance and conduits (d)	2.02	2.01	2.35	2.17	2.52			2.02	2.52
Allowance for loan losses to nonaccrual loans retained (a)(b)	672	647	567	366	243			672	243
Nonaccrual loans to total period-end loans (c)	0.32	0.36	0.47	0.51	0.68			0.32	0.68

(a)	Loans retained includes credit portfolio loans, trade finance loans, other held-for-investment loans and overdrafts.

(b)
Allowance for loan losses of $51 million, $56 million, $70 million, $73 million and $153 million were held against these nonaccrual loans at December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013 and December 31, 2012, respectively.

(c)
In the fourth quarter of 2013, certain loans that resulted from restructurings that were previously classified as performing were reclassified as nonperforming loans. Prior periods were revised to conform with the current presentation.

(d)
Management uses allowance for loan losses to period-end loans retained, excluding trade finance and conduits, a non-GAAP financial measure, to provide a more meaningful assessment of CIB's allowance coverage ratio.

JPMORGAN CHASE & CO.
CORPORATE & INVESTMENT BANK
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except rankings data and where otherwise noted)
	QUARTERLY TRENDS							FULL YEAR
						4Q13 Change				2013 Change
	4Q13	3Q13	2Q13	1Q13	4Q12	3Q13	4Q12	2013	2012	2012
BUSINESS METRICS
Assets under custody ("AUC") by asset class (period-end)
(in billions):
Fixed Income	$11,903	$11,691	$11,421	$11,730	$11,745	2%	1%	$11,903	$11,745	1%
Equity	6,913	6,473	5,961	6,007	5,637	7	23	6,913	5,637	23
Other (a)	1,669	1,572	1,547	1,557	1,453	6	15	1,669	1,453	15
Total AUC	$20,485	$19,736	$18,929	$19,294	$18,835	4	9	$20,485	$18,835	9

Client deposits and other third-party liabilities (average)	421,615	385,952	369,108	357,262	366,544	9	15	383,667	355,766	8

Trade finance loans (period-end)	30,752	34,356	36,375	38,985	35,783	(10)	(14)	30,752	35,783	(14)

	FULL YEAR 2013			FULL YEAR 2012
MARKET SHARES AND RANKINGS (b)	Market Share	Rankings		Market Share	Rankings
Global investment banking fees (c)	8.6%	#1		7.5%	#1
Debt, equity and equity-related
Global	7.3	1		7.2	1
U.S.	11.8	1		11.5	1
Syndicated loans
Global	10.0	1		9.5	1
U.S.	17.5	1		17.6	1
Long-term debt (d)
Global	7.2	1		7.1	1
U.S.	11.7	1		11.6	1
Equity and equity-related
Global (e)	8.2	2		7.8	4
U.S.	12.1	2		10.4	5
Announced M&A (f)
Global	23.0	2		19.9	2
U.S.	36.1	1		24.3	2

(a)	Consists of mutual funds, unit investment trusts, currencies, annuities, insurance contracts, options and other contracts.

(b)
Source: Dealogic. Global investment banking fees reflects the ranking of fees and market share. The remaining rankings reflects transaction volume and market share. Global announced M&A is based on transaction value at announcement; because of joint M&A assignments, M&A market share of all participants will add up to more than 100%. All other transaction volume-based rankings are based on proceeds, with full credit to each book manager/equal if joint.

(c)	Global investment banking fees rankings exclude money market, short-term debt and shelf deals.

(d)
Long-term debt rankings include investment-grade, high-yield, supranationals, sovereigns, agencies, covered bonds, asset-backed securities and mortgage-backed securities; and exclude money market, short-term debt, and U.S. municipal securities.

(e)	Global equity and equity-related ranking includes rights offerings and Chinese A-Shares.

(f)	Announced M&A reflects the removal of any withdrawn transactions. U.S. announced M&A represents any U.S. involvement ranking.

JPMORGAN CHASE & CO.
CORPORATE & INVESTMENT BANK
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except where otherwise noted)

	QUARTERLY TRENDS							FULL YEAR
						4Q13 Change				2013 Change
INTERNATIONAL METRICS	4Q13	3Q13	2Q13	1Q13	4Q12	3Q13	4Q12	2013	2012	2012
Total net revenue (a)
Europe/Middle East/Africa	$1,621	$2,550	$2,955	$3,383	$2,261	(36)%	(28)%	$10,509	$10,639	(1)%
Asia/Pacific	835	1,295	1,403	1,165	939	(36)	(11)	4,698	4,100	15
Latin America/Caribbean	268	264	397	400	337	2	(20)	1,329	1,524	(13)
Total international net revenue	2,724	4,109	4,755	4,948	3,537	(34)	(23)	16,536	16,263	2
North America	3,296	4,080	5,121	5,192	4,105	(19)	(20)	17,689	18,063	(2)
Total net revenue	$6,020	$8,189	$9,876	$10,140	$7,642	(26)	(21)	$34,225	$34,326	-

Loans (period-end) (a)
Europe/Middle East/Africa	$29,392	$30,495	$32,685	$33,674	$30,266	(4)	(3)	$29,392	$30,266	(3)
Asia/Pacific	22,151	26,653	26,616	29,908	27,193	(17)	(19)	22,151	27,193	(19)
Latin America/Caribbean	8,362	9,172	10,434	10,308	10,220	(9)	(18)	8,362	10,220	(18)
Total international loans	59,905	66,320	69,735	73,890	67,679	(10)	(11)	59,905	67,679	(11)
North America	35,722	37,949	36,513	38,115	41,822	(6)	(15)	35,722	41,822	(15)
Total loans	$95,627	$104,269	$106,248	$112,005	$109,501	(8)	(13)	$95,627	$109,501	(13)

Client deposits and other third-party liabilities (average) (a)
Europe/Middle East/Africa	$154,153	$146,685	$139,801	$134,339	$128,620	5	20	$143,807	$127,326	13
Asia/Pacific	62,074	51,895	51,666	51,996	53,309	20	16	54,428	51,180	6
Latin America/Caribbean	18,180	15,760	15,012	12,180	11,766	15	55	15,301	11,052	38
Total international	234,407	214,340	206,479	198,515	193,695	9	21	213,536	189,558	13
North America	187,208	171,612	162,629	158,747	172,849	9	8	170,131	166,208	2
Total client deposits and other third-party liabilities	$421,615	$385,952	$369,108	$357,262	$366,544	9	15	$383,667	$355,766	8

AUC (period-end) (in billions) (a)
North America	$11,299	$10,939	$10,672	$10,788	$10,504	3	8	$11,299	$10,504	8
All other regions	9,186	8,797	8,257	8,506	8,331	4	10	9,186	8,331	10
Total AUC	$20,485	$19,736	$18,929	$19,294	$18,835	4	9	$20,485	$18,835	9

(a)
Total net revenue is based predominantly on the domicile of the client or location of the trading desk, as applicable. Loans outstanding (excluding loans held-for-sale and loans at fair value), client deposits and other third-party liabilities, and AUC are based predominantly on the domicile of the client.

JPMORGAN CHASE & CO.
COMMERCIAL BANKING
FINANCIAL HIGHLIGHTS
(in millions, except ratio data)

	QUARTERLY TRENDS							FULL YEAR
						4Q13 Change				2013 Change
	4Q13	3Q13	2Q13	1Q13	4Q12	3Q13	4Q12	2013	2012	2012
INCOME STATEMENT
REVENUE
Lending- and deposit-related fees	$253	$256	$265	$259	$269	(1)%	(6)%	$1,033	$1,072	(4)%
Asset management, administration and commissions	26	28	30	32	30	(7)	(13)	116	130	(11)
All other income (a)	345	304	256	244	279	13	24	1,149	1,081	6
Noninterest revenue	624	588	551	535	578	6	8	2,298	2,283	1
Net interest income (b)	1,223	1,137	1,177	1,138	1,167	8	5	4,675	4,542	3
TOTAL NET REVENUE (c)	1,847	1,725	1,728	1,673	1,745	7	6	6,973	6,825	2

Provision for credit losses	43	(41)	44	39	(3)	NM	NM	85	41	107

NONINTEREST EXPENSE
Compensation expense	252	288	286	289	250	(13)	1	1,115	1,014	10
Noncompensation expense	396	367	361	348	342	8	16	1,472	1,348	9
Amortization of intangibles	5	6	5	7	7	(17)	(29)	23	27	(15)
TOTAL NONINTEREST EXPENSE	653	661	652	644	599	(1)	9	2,610	2,389	9

Income before income tax expense	1,151	1,105	1,032	990	1,149	4	-	4,278	4,395	(3)
Income tax expense	458	440	411	394	457	4	-	1,703	1,749	(3)
NET INCOME	$693	$665	$621	$596	$692	4	-	$2,575	$2,646	(3)

Revenue by product:
Lending (b)	$1,009	$922	$971	$924	$947	9	7	$3,826	$3,675	4
Treasury services	612	605	607	605	614	1	-	2,429	2,428	-
Investment banking	170	155	132	118	157	10	8	575	545	6
Other (d)	56	43	18	26	27	30	107	143	177	(19)
Total Commercial Banking revenue	$1,847	$1,725	$1,728	$1,673	$1,745	7	6	$6,973	$6,825	2

Investment banking revenue, gross (e)	$502	$448	$385	$341	$443	12	13	$1,676	$1,597	5

Revenue by client segment:
Middle Market Banking (f)	$744	$745	$777	$753	$752	-	(1)	$3,019	$2,971	2
Corporate Client Banking (f)	488	459	444	433	492	6	(1)	1,824	1,819	-
Commercial Term Lending	298	311	315	291	312	(4)	(4)	1,215	1,194	2
Real Estate Banking (b)	206	118	113	112	113	75	82	549	438	25
Other	111	92	79	84	76	21	46	366	403	(9)
Total Commercial Banking revenue	$1,847	$1,725	$1,728	$1,673	$1,745	7	6	$6,973	$6,825	2

FINANCIAL RATIOS
ROE	20%	20%	18%	18%	29%			19%	28%
Overhead ratio	35	38	38	38	34			37	35

(a)	Includes revenue from investment banking products and commercial card transactions.

(b)	The fourth quarter of 2013 included one-time proceeds of $98 million from a lending-related workout.

(c)
Total net revenue included tax-equivalent adjustments from income tax credits related to equity investments in designated community development entities that provide loans to qualified businesses in low-income communities, as well as tax-exempt income from municipal bond activity of $129 million, $95 million, $90 million, $93 million and $73 million for the three months ended December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013 and December 31, 2012, respectively, and $407 million and $381 million for full year 2013 and 2012, respectively.

(d)	Other revenue in the fourth quarter of 2012 included a $49 million year-to-date reclassification of tax equivalent revenue to Corporate/Private Equity.

(e)	Represents the total revenue from investment banking products sold to CB clients.

(f)
Effective January 1, 2013, the financial results of financial institution clients were transferred to Corporate Client Banking from Middle Market Banking. Prior periods were revised to conform with this presentation.

JPMORGAN CHASE & CO.
COMMERCIAL BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except headcount and ratio data)
	QUARTERLY TRENDS							FULL YEAR
						4Q13 Change				2013 Change
	4Q13	3Q13	2Q13	1Q13	4Q12	3Q13	4Q12	2013	2012	2012
SELECTED BALANCE SHEET DATA (period-end)
Total assets	$190,782	$192,194	$184,124	$184,689	$181,502	(1)%	5%	$190,782	$181,502	5%
Loans:
Loans retained (a)	135,750	133,090	130,487	129,534	126,996	2	7	135,750	126,996	7
Loans held-for-sale and loans at fair value	1,388	2,071	430	851	1,212	(33)	15	1,388	1,212	15
Total loans	$137,138	$135,161	$130,917	$130,385	$128,208	1	7	$137,138	$128,208	7
Equity	13,500	13,500	13,500	13,500	9,500	-	42	13,500	9,500	42

Period-end loans by client segment:
Middle Market Banking (b)	$52,289	$52,214	$52,053	$52,296	$50,552	-	3	$52,289	$50,552	3
Corporate Client Banking (b)	20,925	21,425	19,933	20,962	21,707	(2)	(4)	20,925	21,707	(4)
Commercial Term Lending	48,925	47,612	45,865	44,374	43,512	3	12	48,925	43,512	12
Real Estate Banking	11,024	10,057	9,395	9,003	8,552	10	29	11,024	8,552	29
Other	3,975	3,853	3,671	3,750	3,885	3	2	3,975	3,885	2
Total Commercial Banking loans	$137,138	$135,161	$130,917	$130,385	$128,208	1	7	$137,138	$128,208	7

SELECTED BALANCE SHEET DATA (average)
Total assets	$189,710	$185,744	$184,951	$182,620	$171,184	2	11	$185,776	$165,111	13
Loans:
Loans retained (a)	134,490	131,019	130,338	128,490	124,507	3	8	131,100	119,218	10
Loans held-for-sale and loans at fair value	1,070	599	1,251	800	1,491	79	(28)	930	882	5
Total loans	$135,560	$131,618	$131,589	$129,290	$125,998	3	8	$132,030	$120,100	10
Client deposits and other third-party liabilities	205,335	196,802	195,232	195,968	199,297	4	3	198,356	195,912	1
Equity	13,500	13,500	13,500	13,500	9,500	-	42	13,500	9,500	42

Average loans by client segment:
Middle Market Banking (b)	$51,730	$51,379	$52,205	$52,013	$48,953	1	6	$51,830	$47,009	10
Corporate Client Banking (b)	21,012	20,261	21,344	21,061	21,755	4	(3)	20,918	19,572	7
Commercial Term Lending	48,313	46,656	45,087	43,845	42,890	4	13	45,989	40,872	13
Real Estate Banking	10,675	9,675	9,277	8,677	8,450	10	26	9,582	8,562	12
Other	3,830	3,647	3,676	3,694	3,950	5	(3)	3,711	4,085	(9)
Total Commercial Banking loans	$135,560	$131,618	$131,589	$129,290	$125,998	3	8	$132,030	$120,100	10

Headcount (c)	6,848	6,761	6,660	6,511	6,117	1	12	6,848	6,117	12

CREDIT DATA AND QUALITY STATISTICS
Net charge-offs/(recoveries)	$25	$16	$9	$(7)	$50	56	(50)	$43	$35	23
Nonperforming assets:
Nonaccrual loans:
Nonaccrual loans retained (d)	471	558	505	643	644	(16)	(27)	471	644	(27)
Nonaccrual loans held-for-sale and loans
at fair value	43	8	8	26	29	438	48	43	29	48
Total nonaccrual loans	514	566	513	669	673	(9)	(24)	514	673	(24)

Assets acquired in loan satisfactions	15	19	30	12	14	(21)	7	15	14	7
Total nonperforming assets	529	585	543	681	687	(10)	(23)	529	687	(23)
Allowance for credit losses:
Allowance for loan losses	2,669	2,647	2,691	2,656	2,610	1	2	2,669	2,610	2
Allowance for lending-related commitments	142	171	183	183	183	(17)	(22)	142	183	(22)
Total allowance for credit losses	2,811	2,818	2,874	2,839	2,793	-	1	2,811	2,793	1

Net charge-off/(recovery) rate (e)	0.07%	0.05%	0.03%	(0.02)%	0.16%			0.03%	0.03%
Allowance for loan losses to period-end loans retained	1.97	1.99	2.06	2.05	2.06			1.97	2.06
Allowance for loan losses to nonaccrual loans retained (d)	567	474	533	413	405			567	405
Nonaccrual loans to total period-end loans	0.37	0.42	0.39	0.51	0.52			0.37	0.52

(a)
Effective January 1, 2013, whole loan financing agreements, previously reported as other assets, were reclassified as loans. For the three months ended December 31, 2013, September 30, 2013, June 30, 2013 and March 31, 2013, the impact on period-end loans was $1.6 billion, $1.6 billion, $2.1 billion and $1.7 billion, respectively, and the impact on average loans was $1.3 billion, $1.7 billion, $1.8 billion and $1.6 billion, respectively.

(b)
Effective January 1, 2013, the financial results of financial institution clients were transferred to Corporate Client Banking from Middle Market Banking. Prior periods were revised to conform with this presentation.

(c)	Effective January 1, 2013, headcount includes transfers from other business segments largely related to operations, technology and other support staff.

(d)
Allowance for loan losses of $81 million, $102 million, $79 million, $99 million and $107 million was held against nonaccrual loans retained at December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013 and December 31, 2012, respectively.

(e)	Loans held-for-sale and loans at fair value were excluded when calculating the net charge-off/(recovery) rate.

JPMORGAN CHASE & CO.
ASSET MANAGEMENT
FINANCIAL HIGHLIGHTS
(in millions, except ratio and headcount data)

	QUARTERLY TRENDS							FULL YEAR
						4Q13 Change				2013 Change
	4Q13	3Q13	2Q13	1Q13	4Q12	3Q13	4Q12	2013	2012	2012
INCOME STATEMENT
REVENUE
Asset management, administration and commissions	$2,314	$2,017	$2,018	$1,883	$2,011	15%	15%	$8,232	$7,041	17%
All other income	280	168	138	211	190	67	47	797	806	(1)
Noninterest revenue	2,594	2,185	2,156	2,094	2,201	19	18	9,029	7,847	15
Net interest income	585	578	569	559	552	1	6	2,291	2,099	9
TOTAL NET REVENUE	3,179	2,763	2,725	2,653	2,753	15	15	11,320	9,946	14

Provision for credit losses	21	—	23	21	19	NM	11	65	86	(24)

NONINTEREST EXPENSE
Compensation expense	1,343	1,207	1,155	1,170	1,178	11	14	4,875	4,405	11
Noncompensation expense	828	774	716	684	742	7	12	3,002	2,608	15
Amortization of intangibles	74	22	21	22	23	236	222	139	91	53
TOTAL NONINTEREST EXPENSE	2,245	2,003	1,892	1,876	1,943	12	16	8,016	7,104	13

Income before income tax expense	913	760	810	756	791	20	15	3,239	2,756	18
Income tax expense	345	284	310	269	308	21	12	1,208	1,053	15
NET INCOME	$568	$476	$500	$487	$483	19	18	$2,031	$1,703	19

REVENUE BY CLIENT SEGMENT
Private Banking	$1,603	$1,488	$1,483	$1,446	$1,441	8	11	$6,020	$5,426	11
Institutional	806	553	588	589	729	46	11	2,536	2,386	6
Retail	770	722	654	618	583	7	32	2,764	2,134	30
TOTAL NET REVENUE	$3,179	$2,763	$2,725	$2,653	$2,753	15	15	$11,320	$9,946	14
		d
FINANCIAL RATIOS
ROE	25%	21%	22%	22%	27%			23%	24%
Overhead ratio	71	72	69	71	71			71	71
Pretax margin ratio	29	28	30	29	29			29	28

SELECTED BALANCE SHEET DATA (period-end)
Total assets	$122,414	$117,475	$115,157	$109,734	$108,999	4	12	$122,414	$108,999	12
Loans (a)	95,445	90,538	86,043	81,403	80,216	5	19	95,445	80,216	19
Deposits	146,183	139,553	137,289	139,679	144,579	5	1	146,183	144,579	1
Equity	9,000	9,000	9,000	9,000	7,000	-	29	9,000	7,000	29

SELECTED BALANCE SHEET DATA (average)
Total assets	$119,041	$114,275	$111,431	$107,911	$104,232	4	14	$113,198	$97,447	16
Loans	92,712	87,770	83,621	80,002	76,528	6	21	86,066	68,719	25
Deposits	144,027	138,742	136,577	139,441	133,693	4	8	139,707	129,208	8
Equity	9,000	9,000	9,000	9,000	7,000	-	29	9,000	7,000	29

Headcount	20,048	19,928	19,026	18,604	18,465	1	9	20,048	18,465	9

(a)
Included $18.9 billion, $17.5 billion, $14.8 billion, $12.7 billion and $10.9 billion of prime mortgage loans reported in the Consumer, excluding credit card, loan portfolio, at December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013 and December 31, 2012, respectively. For the same periods, excluded $3.7 billion, $4.0 billion, $4.8 billion, $5.6 billion and $6.7 billion of prime mortgage loans reported in the CIO portfolio within the Corporate/Private Equity segment, respectively.

JPMORGAN CHASE & CO.
ASSET MANAGEMENT
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data and where otherwise noted)

	QUARTERLY TRENDS							FULL YEAR
						4Q13 Change				2013 Change
	4Q13	3Q13	2Q13	1Q13	4Q12	3Q13	4Q12	2013	2012	2012
BUSINESS METRICS
Number of client advisors	2,962	2,995	2,804	2,797	2,821	(1)%	5%	2,962	2,821	5%
% of customer assets in 4 & 5 Star Funds (a)	49%	55%	52%	51%	47%			49%	47%
% of AUM in 1st and 2nd quartiles: (b)
1 year	68	73	73	70	67			68	67
3 years	68	74	77	74	74			68	74
5 years	69	74	76	75	76			69	76

CREDIT DATA AND QUALITY STATISTICS
Net charge-offs	$4	$9	$4	$23	$3	(56)	33	$40	$64	(38)
Nonaccrual loans	167	202	244	259	250	(17)	(33)	167	250	(33)
Allowance for credit losses:
Allowance for loan losses	278	260	270	249	248	7	12	278	248	12
Allowance for lending-related commitments	5	7	6	5	5	(29)	-	5	5	-
Total allowance for credit losses	283	267	276	254	253	6	12	283	253	12
Net charge-off rate	0.02%	0.04%	0.02%	0.12%	0.02%			0.05%	0.09%
Allowance for loan losses to period-end loans	0.29	0.29	0.31	0.31	0.31			0.29	0.31
Allowance for loan losses to nonaccrual loans	166	129	111	96	99			166	99
Nonaccrual loans to period-end loans	0.17	0.22	0.28	0.32	0.31			0.17	0.31

AM FIRMWIDE DISCLOSURES (c)
Total net revenue	$3,753	$3,300	$3,226	$3,112	$3,164	14	19	$13,391	$11,443	17
Client assets (in billions) (d)	2,534	2,423	2,323	2,332	2,244	5	13	2,534	2,244	13
Number of client advisors	6,006	6,023	5,828	5,795	5,784	-	4	6,006	5,784	4

(a)	Derived from Morningstar for the U.S., the U.K., Luxembourg, France, Hong Kong and Taiwan; and Nomura for Japan.

(b)	Quartile ranking sourced from: Lipper for the U.S. and Taiwan; Morningstar for the U.K., Luxembourg, France and Hong Kong; and Nomura for Japan.

(c)
Includes Chase Wealth Management ("CWM"), which is a unit of Consumer & Business Banking. The firmwide metrics are presented in order to capture AM's partnership with CWM. Management reviews firmwide metrics in assessing the financial performance of AM's client asset management business.

(d)	Excludes CWM client assets that are managed by AM.

JPMORGAN CHASE & CO.
ASSET MANAGEMENT
FINANCIAL HIGHLIGHTS, CONTINUED
(in billions)

						Dec 31, 2013
						Change
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Dec 31,
CLIENT ASSETS	2013	2013	2013	2013	2012	2013	2012
Assets by asset class
Liquidity	$451	$446	$431	$454	$458	1%	(2)%
Fixed income	330	328	325	331	330	1	-
Equity	370	346	316	312	277	7	34
Multi-asset and alternatives	447	420	398	386	361	6	24
TOTAL ASSETS UNDER MANAGEMENT	1,598	1,540	1,470	1,483	1,426	4	12
Custody/brokerage/administration/deposits	745	706	687	688	669	6	11
TOTAL CLIENT ASSETS	$2,343	$2,246	$2,157	$2,171	$2,095	4	12

MEMO:
Alternatives client assets (a)	$158	$151	$147	$144	$142	5	11

Assets by client segment
Private Banking	$361	$352	$340	$339	$318	3	14
Institutional	777	752	723	749	741	3	5
Retail	460	436	407	395	367	6	25
TOTAL ASSETS UNDER MANAGEMENT	$1,598	$1,540	$1,470	$1,483	$1,426	4	12

Private Banking	$977	$935	$910	$909	$877	4	11
Institutional	777	752	723	749	741	3	5
Retail	589	559	524	513	477	5	23
TOTAL CLIENT ASSETS	$2,343	$2,246	$2,157	$2,171	$2,095	4	12

Mutual fund assets by asset class
Liquidity	$392	$396	$379	$400	$410	(1)	(4)
Fixed income	137	140	139	142	136	(2)	1
Equity	198	183	164	159	139	8	42
Multi-asset and alternatives	77	68	60	53	46	13	67
TOTAL MUTUAL FUND ASSETS	$804	$787	$742	$754	$731	2	10

(a)	Represents assets under management, as well as client balances in brokerage accounts.

JPMORGAN CHASE & CO.
ASSET MANAGEMENT
FINANCIAL HIGHLIGHTS, CONTINUED
(in billions)

	QUARTERLY TRENDS					FULL YEAR

	4Q13	3Q13	2Q13	1Q13	4Q12	2013	2012
CLIENT ASSETS (continued)
Assets under management rollforward
Beginning balance	$1,540	$1,470	$1,483	$1,426	$1,381	$1,426	$1,336
Net asset flows:
Liquidity	7	13	(22)	(2)	22	(4)	(41)
Fixed income	1	1	4	2	—	8	27
Equity	5	7	7	15	4	34	8
Multi-asset and alternatives	10	11	14	13	6	48	23
Market/performance/other impacts	35	38	(16)	29	13	86	73
Ending balance	$1,598	$1,540	$1,470	$1,483	$1,426	$1,598	$1,426

Client assets rollforward
Beginning balance	$2,246	$2,157	$2,171	$2,095	$2,031	$2,095	$1,921
Net asset flows	25	39	(4)	20	48	80	60
Market/performance/other impacts	72	50	(10)	56	16	168	114
Ending balance	$2,343	$2,246	$2,157	$2,171	$2,095	$2,343	$2,095

JPMORGAN CHASE & CO.
ASSET MANAGEMENT
FINANCIAL HIGHLIGHTS, CONTINUED
(in billions, except where otherwise noted)

	QUARTERLY TRENDS							FULL YEAR
						4Q13 Change				2013 Change
INTERNATIONAL METRICS	4Q13	3Q13	2Q13	1Q13	4Q12	3Q13	4Q12	2013	2012	2012
Total net revenue: (in millions) (a)
Europe/Middle East/Africa	$515	$465	$435	$437	$471	11%	9%	$1,852	$1,641	13%
Asia/Pacific	312	295	291	277	256	6	22	1,175	967	22
Latin America/Caribbean	229	202	230	206	240	13	(5)	867	772	12
North America	2,123	1,801	1,769	1,733	1,786	18	19	7,426	6,566	13
Total net revenue	$3,179	$2,763	$2,725	$2,653	$2,753	15	15	$11,320	$9,946	14

Assets under management:
Europe/Middle East/Africa	$305	$271	$261	$270	$258	13	18	$305	$258	18
Asia/Pacific	132	132	124	123	114	-	16	132	114	16
Latin America/Caribbean	47	42	40	39	45	12	4	47	45	4
North America	1,114	1,095	1,045	1,051	1,009	2	10	1,114	1,009	10
Total assets under management	$1,598	$1,540	$1,470	$1,483	$1,426	4	12	$1,598	$1,426	12

Client assets:
Europe/Middle East/Africa	$367	$330	$317	$328	$317	11	16	$367	$317	16
Asia/Pacific	180	179	171	170	160	1	13	180	160	13
Latin America/Caribbean	117	109	105	106	110	7	6	117	110	6
North America	1,679	1,628	1,564	1,567	1,508	3	11	1,679	1,508	11
Total client assets	$2,343	$2,246	$2,157	$2,171	$2,095	4	12	$2,343	$2,095	12

(a)	Regional revenue is based on the domicile of the client.

JPMORGAN CHASE & CO.
CORPORATE/PRIVATE EQUITY
FINANCIAL HIGHLIGHTS
(in millions, except headcount data)

	QUARTERLY TRENDS								FULL YEAR
							4Q13 Change					2013 Change
	4Q13		3Q13	2Q13	1Q13	4Q12	3Q13	4Q12	2013	2012		2012
INCOME STATEMENT (a)
REVENUE
Principal transactions	$54		$378	$393	$(262)	$159	(86)%	(66)%	$563	$(4,268)	(e)(g)	NM	%
Securities gains	7		26	124	509	103	(73)	(93)	666	2,024		(67)
All other income	1,894	(d)	83	(227)	114	142	NM	NM	1,864	2,434	(f)(h)	(23)
Noninterest revenue	1,955		487	290	361	404	301	384	3,093	190		NM
Net interest income	(203)		(366)	(676)	(594)	(528)	45	62	(1,839)	(1,281)		(44)
TOTAL NET REVENUE (b)	1,752		121	(386)	(233)	(124)	NM	NM	1,254	(1,091)		NM

Provision for credit losses	(13)		(17)	5	(3)	(6)	24	(117)	(28)	(37)		24

NONINTEREST EXPENSE
Compensation expense	551		551	624	573	545	-	1	2,299	2,221		4
Noncompensation expense (c)	1,331		9,890	1,345	642	1,151	(87)	16	13,208	6,972		89
Subtotal	1,882		10,441	1,969	1,215	1,696	(82)	11	15,507	9,193		69
Net expense allocated to other businesses	(1,441)		(1,345)	(1,253)	(1,213)	(1,176)	(7)	(23)	(5,252)	(4,634)		(13)
TOTAL NONINTEREST EXPENSE	441		9,096	716	2	520	(95)	(15)	10,255	4,559		125

Income/(loss) before income tax expense/(benefit)	1,324		(8,958)	(1,107)	(232)	(638)	NM	NM	(8,973)	(5,613)		(60)
Income tax expense/(benefit)	537		(2,495)	(555)	(482)	(1,161)	NM	NM	(2,995)	(3,591)		17
NET INCOME/(LOSS)	$787		$(6,463)	$(552)	$250	$523	NM	50	$(5,978)	$(2,022)		(196)

MEMO:
TOTAL NET REVENUE
Private Equity	$57		$398	$410	$(276)	$72	(86)	(21)	$589	$601		(2)
Treasury and Chief Investment Office ("CIO")	(25)		(232)	(648)	113	(110)	89	77	(792)	(3,064)		74
Other Corporate (a)	1,720		(45)	(148)	(70)	(86)	NM	NM	1,457	1,372		6
TOTAL NET REVENUE	$1,752		$121	$(386)	$(233)	$(124)	NM	NM	$1,254	$(1,091)		NM

NET INCOME/(LOSS)
Private Equity	$13		$242	$212	$(182)	$50	(95)	(74)	$285	$292		(2)
Treasury and CIO	(78)		(193)	(429)	24	(157)	60	50	(676)	(2,093)		68
Other Corporate (a)	852		(6,512)	(335)	408	630	NM	35	(5,587)	(221)		NM
TOTAL NET INCOME/(LOSS)	$787		$(6,463)	$(552)	$250	$523	NM	50	$(5,978)	$(2,022)		(196)

TOTAL ASSETS (period-end) (a)	$805,987		$835,000	$806,044	$763,765	$725,251	(3)	11	$805,987	$725,251		11

Headcount (a)	20,717		19,843	18,720	18,026	17,758	4	17	20,717	17,758		17

(a)
In the second quarter of 2013, the 2012 data for certain income statement (including net expense allocated to other businesses) and balance sheet line items, as well as headcount were revised to reflect the transfer of certain functions and staff from Corporate/Private Equity to CCB, effective January 1, 2013. For further information on this transfer, see CCB on page 10.

(b)
Included tax-equivalent adjustments, predominantly due to tax-exempt income from municipal bond investments of $144 million, $128 million, $105 million, $103 million and $117 million for the three months ended December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013 and December 31, 2012, respectively, and $480 million and $443 million for full year 2013 and 2012, respectively.

(c)
Included legal expense of $0.4 billion, $9.2 billion, $0.6 billion and $0.2 billion for the three months ended December 31, 2013, September 30, 2013, June 30, 2013 and December 31, 2012, respectively (legal expense for the three months ended March 31, 2013 was not material), and $10.2 billion and $3.7 billion for full year 2013 and 2012, respectively.

(d)	Included a $1.3 billion gain from the sale of Visa shares and a $493 million gain from the sale of One Chase Manhattan Plaza.

(e)
During the third quarter of 2012, CIO effectively closed out the index credit derivative positions that were retained following the transfer of the synthetic credit portfolio to the CIB on July 2, 2012. Principal transactions revenue included losses in CIO on this portfolio of $449 million for the three months ended September 30, 2012. Also included losses in CIO of $4.4 billion and $1.4 billion on the synthetic credit portfolio for the three months ended June 30, 2012 and March 31, 2012, respectively. Results of the portfolio that was transferred to CIB are not included herein.

(f)
Included an extinguishment gain of $888 million related to the redemption of trust preferred securities ("TruPS") in the third quarter of 2012; the gain related to adjustments applied to the cost basis of these securities during the period they were in a qualifying hedge accounting relationship.

(g)	Included a gain of $545 million that was recorded in the second quarter of 2012, reflecting the recovery on a Bear Stearns-related subordinated loan.

(h)	Included a $1.1 billion benefit that was recorded in the first quarter of 2012 from the Washington Mutual bankruptcy settlement.

JPMORGAN CHASE & CO.
CORPORATE/PRIVATE EQUITY
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions)

	QUARTERLY TRENDS							FULL YEAR
						4Q13 Change				2013 Change
	4Q13	3Q13	2Q13	1Q13	4Q12	3Q13	4Q12	2013	2012	2012
SUPPLEMENTAL INFORMATION

TREASURY and CHIEF INVESTMENT OFFICE ("CIO")
Securities gains	$7	$26	$123	$503	$103	(73)%	(93)%	$659	$2,028	(68)%
Investment securities portfolio (average) (a)	344,949	348,622	355,920	365,639	362,867	(1)	(5)	353,712	358,029	(1)
Investment securities portfolio (period-end) (b)	347,562	350,527	349,044	360,230	365,421	(1)	(5)	347,562	365,421	(5)
Mortgage loans (average)	3,980	4,562	5,556	6,516	7,882	(13)	(50)	5,145	10,241	(50)
Mortgage loans (period-end)	3,779	4,161	4,955	5,914	7,037	(9)	(46)	3,779	7,037	(46)

PRIVATE EQUITY
Private equity gains/(losses)
Direct investments
Realized gains/(losses)	$(116)	$(142)	$40	$48	$(8)	18	NM	$(170)	$17	NM
Unrealized gains/(losses) (c)	199	487	375	(327)	11	(59)	NM	734	639	15
Total direct investments	83	345	415	(279)	3	(76)	NM	564	656	(14)
Third-party fund investments	10	83	24	20	87	(88)	(89)	137	134	2
Total private equity gains/(losses) (d)	$93	$428	$439	$(259)	$90	(78)	3	$701	$790	(11)

Private equity portfolio information
Direct investments
Publicly-held securities
Carrying value	$1,035	$538	$550	$578	$578	92	79	$1,035	$578	79
Cost	672	345	346	350	350	95	92	672	350	92
Quoted public value	1,077	538	550	578	578	100	86	1,077	578	86
Privately-held direct securities
Carrying value	5,065	6,266	5,448	5,088	5,379	(19)	(6)	5,065	5,379	(6)
Cost	6,022	7,096	6,831	6,816	6,584	(15)	(9)	6,022	6,584	(9)
Third-party fund investments (e)
Carrying value	1,768	1,905	1,958	2,047	2,117	(7)	(16)	1,768	2,117	(16)
Cost	1,797	1,910	1,968	1,967	1,963	(6)	(8)	1,797	1,963	(8)
Total private equity portfolio
Carrying value	$7,868	$8,709	$7,956	$7,713	$8,074	(10)	(3)	$7,868	$8,074	(3)
Cost	8,491	9,351	9,145	9,133	8,897	(9)	(5)	8,491	8,897	(5)

(a)
Average investment securities included held-to-maturity balances of $13.8 billion and $1.9 billion for the three months ended December 31, 2013 and September 30, 2013, respectively. Held-to-maturity balances for the other periods were not material.

(b)
Period-end investment securities included held-to-maturity balances of $24.0 billion and $4.5 billion at December 31, 2013 and September 30, 2013, respectively. Held-to-maturity balances for the other periods were not material.

(c)	Unrealized gains/(losses) contain reversals of unrealized gains and losses that were recognized in prior periods and have now been realized.

(d)	Included in principal transactions revenue in the Consolidated Statements of Income.

(e)
Unfunded commitments to third-party private equity funds were $215 million, $232 million, $251 million, $323 million and $370 million at December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013 and December 31, 2012, respectively.

JPMORGAN CHASE & CO.
CREDIT-RELATED INFORMATION
(in millions)
						Dec 31, 2013
						Change
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Dec 31,
	2013	2013	2013	2013	2012	2013	2012
CREDIT EXPOSURE
Consumer, excluding credit card loans (a)
Loans retained, excluding PCI loans
Home equity	$57,863	$59,825	$62,326	$64,798	$67,385	(3)%	(14)%
Prime mortgage, including option ARMs	87,162	85,067	79,179	77,626	76,256	2	14
Subprime mortgage	7,104	7,376	7,703	8,003	8,255	(4)	(14)
Auto	52,757	50,810	50,865	50,552	49,913	4	6
Business banking	18,951	18,710	18,730	18,739	18,883	1	-
Student and other	11,557	11,664	11,849	11,927	12,191	(1)	(5)
Total loans retained, excluding PCI loans	235,394	233,452	230,652	231,645	232,883	1	1
Loans - PCI
Home equity	18,927	19,411	19,992	20,525	20,971	(2)	(10)
Prime mortgage	12,038	12,487	12,976	13,366	13,674	(4)	(12)
Subprime mortgage	4,175	4,297	4,448	4,561	4,626	(3)	(10)
Option ARMs	17,915	18,564	19,320	19,985	20,466	(3)	(12)
Total loans - PCI	53,055	54,759	56,736	58,437	59,737	(3)	(11)
Total loans retained	288,449	288,211	287,388	290,082	292,620	-	(1)
Loans held-for-sale	614	139	708	—	—	342	NM
Total consumer, excluding credit card loans	289,063	288,350	288,096	290,082	292,620	-	(1)

Credit card loans
Loans retained (b)	127,465	123,672	124,288	121,865	127,993	3	-
Loans held-for-sale	326	310	—	—	—	5	NM
Total credit card loans	127,791	123,982	124,288	121,865	127,993	3	-
Total consumer loans	416,854	412,332	412,384	411,947	420,613	1	(1)

Wholesale loans (c)
Loans retained	308,263	310,588	308,208	310,582	306,222	(1)	1
Loans held-for-sale and loans at fair value	13,301	5,759	4,994	6,357	6,961	131	91
Total wholesale loans	321,564	316,347	313,202	316,939	313,183	2	3

Total loans	738,418	728,679	725,586	728,886	733,796	1	1

Derivative receivables	65,759	66,788	73,751	70,609	74,983	(2)	(12)
Receivables from customers and other (d)	26,883	24,618	23,852	30,111	23,761	9	13
Total credit-related assets	92,642	91,406	97,603	100,720	98,744	1	(6)

Lending-related commitments
Consumer, excluding credit card	56,057	58,787	62,303	60,874	60,156	(5)	(7)
Credit card	529,383	532,251	532,359	537,455	533,018	(1)	(1)
Wholesale	446,232	449,067	445,472	435,281	434,814	(1)	3
Total lending-related commitments	1,031,672	1,040,105	1,040,134	1,033,610	1,027,988	(1)	-

Total credit exposure	$1,862,732	$1,860,190	$1,863,323	$1,863,216	$1,860,528	-	-

Memo: Total by category
Consumer exposure (e)	$1,002,433	$1,003,499	$1,007,175	$1,010,399	$1,013,900	-	(1)
Wholesale exposures (f)	860,299	856,691	856,148	852,817	846,628	-	2
Total credit exposure	$1,862,732	$1,860,190	$1,863,323	$1,863,216	$1,860,528	-	-

(a)	Includes loans reported in CCB, and prime mortgage loans reported in the AM business segment and in Corporate/Private Equity.

(b)	Includes accrued interest and fees net of an allowance for the uncollectible portion of accrued interest and fee income.

(c)	Includes loans reported in CIB, CB and AM business segments and Corporate/Private Equity.

(d)
Predominantly includes receivables from customers, which represent margin loans to prime and retail brokerage customers; these are classified in accrued interest and accounts receivable on the Consolidated Balance Sheets.

(e)	Represents total consumer loans and consumer lending-related commitments.

(f)	Represents total wholesale loans, wholesale lending-related commitments, derivative receivables and receivables from customers.

JPMORGAN CHASE & CO.
CREDIT-RELATED INFORMATION, CONTINUED
(in millions, except ratio data)

						Dec 31, 2013
						Change
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Dec 31,
	2013	2013	2013	2013	2012	2013	2012
NONPERFORMING ASSETS (a)
Consumer, excluding credit card loans
Home equity	$2,808	$2,848	$2,986	$3,104	$3,208	(1)%	(12)%
Prime mortgage, including option ARMs	2,666	3,124	3,330	3,479	3,445	(15)	(23)
Subprime mortgage	1,390	1,485	1,594	1,792	1,807	(6)	(23)
Auto	161	125	126	135	163	29	(1)
Business banking	385	413	454	458	481	(7)	(20)
Student and other	86	81	86	80	70	6	23
Total consumer, excluding credit card loans	7,496	8,076	8,576	9,048	9,174	(7)	(18)

Total credit card loans	—	1	1	1	1	NM	NM

Total consumer nonaccrual loans (b)	7,496	8,077	8,577	9,049	9,175	(7)	(18)

Wholesale loans
Loans retained	821	950	1,001	1,247	1,434	(14)	(43)
Loans held-for-sale and loans at fair value (c)	223	218	301	285	283	2	(21)
Total wholesale loans	1,044	1,168	1,302	1,532	1,717	(11)	(39)

Total nonaccrual loans	8,540	9,245	9,879	10,581	10,892	(8)	(22)

Derivative receivables	415	431	448	412	239	(4)	74
Assets acquired in loan satisfactions	751	704	714	746	775	7	(3)
Total nonperforming assets	9,706	10,380	11,041	11,739	11,906	(6)	(18)
Wholesale lending-related commitments (d)	206	244	283	244	355	(16)	(42)
Total nonperforming exposure	$9,912	$10,624	$11,324	$11,983	$12,261	(7)	(19)

NONACCRUAL LOAN-RELATED RATIOS
Total nonaccrual loans to total loans (c)	1.16%	1.27%	1.36%	1.45%	1.48%
Total consumer, excluding credit card nonaccrual loans to
total consumer, excluding credit card loans	2.59	2.80	2.98	3.12	3.14
Total wholesale nonaccrual loans to total
wholesale loans (c)	0.32	0.37	0.42	0.48	0.55

NONPERFORMING ASSETS BY LINE OF BUSINESS
Consumer & Community Banking (b)	$8,109	$8,673	$9,171	$9,666	$9,791	(7)	(17)
Corporate & Investment Bank (c)	838	855	1,014	1,066	1,092	(2)	(23)
Commercial Banking	529	585	543	681	687	(10)	(23)
Asset Management	168	203	247	263	263	(17)	(36)
Corporate/Private Equity (e)	62	64	66	63	73	(3)	(15)
TOTAL	$9,706	$10,380	$11,041	$11,739	$11,906	(6)	(18)

(a)
At December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013 and December 31, 2012, nonperforming assets excluded: (1) mortgage loans insured by U.S. government agencies of $8.4 billion, $8.9 billion, $10.1 billion, $10.9 billion and $10.6 billion, respectively, that are 90 or more days past due; (2) real estate owned insured by U.S. government agencies of $2.0 billion, $1.9 billion, $1.8 billion, $1.7 billion and $1.6 billion, respectively; and (3) student loans insured by U.S. government agencies under the FFELP of $428 million, $456 million, $488 million, $523 million and $525 million, respectively, that are 90 or more days past due. These amounts are excluded as reimbursement of insured amounts is proceeding normally. In addition, the Firm's policy is generally to exempt credit card loans from being placed on nonaccrual status as permitted by regulatory guidance issued by the Federal Financial Institutions Examination Council (“FFIEC”). Under this guidance, nonmodified credit card loans are charged off by the end of the month in which the account becomes 180 days past due, while modified credit card loans are charged off when the account becomes 120 days past due. Moreover, all credit card loans must be charged off within 60 days of receiving notification about certain specified events (e.g., bankruptcy of the borrower).

(b)	Excludes PCI loans. The Firm is recognizing interest income on each pool of PCI loans as they are all performing.

(c)
In the fourth quarter of 2013, certain loans that resulted from restructurings that were previously classified as performing were reclassified as nonperforming loans. Prior periods were revised to conform with the current presentation.

(d)	Represents commitments that are risk rated as nonaccrual.

(e)	Predominantly relates to retained prime mortgage loans.

JPMORGAN CHASE & CO.
CREDIT-RELATED INFORMATION, CONTINUED
(in millions, except ratio data)

	QUARTERLY TRENDS							FULL YEAR
						4Q13 Change					2013 Change
	4Q13	3Q13	2Q13	1Q13	4Q12	3Q13	4Q12	2013	2012		2012
GROSS CHARGE-OFFS
Consumer, excluding credit card loans (a)(b)	$625	$671	$666	$792	$804	(7)%	(22)%	$2,754	$4,805	(c)	(43)%
Credit card loans	1,011	1,047	1,166	1,248	1,261	(3)	(20)	4,472	5,755		(22)
Total consumer loans	1,636	1,718	1,832	2,040	2,065	(5)	(21)	7,226	10,560		(32)
Wholesale loans	51	74	50	66	133	(31)	(62)	241	346		(30)
Total gross charge-offs	$1,687	$1,792	$1,882	$2,106	$2,198	(6)	(23)	$7,467	$10,906		(32)

GROSS RECOVERIES
Consumer, excluding credit card loans (b)	$210	$243	$210	$184	$115	(14)	83	$847	$508		67
Credit card loans	120	155	152	166	164	(23)	(27)	593	811		(27)
Total consumer loans	330	398	362	350	279	(17)	18	1,440	1,319		9
Wholesale loans	29	48	117	31	291	(40)	(90)	225	524		(57)
Total gross recoveries	$359	$446	$479	$381	$570	(20)	(37)	$1,665	$1,843		(10)

NET CHARGE-OFFS/(RECOVERIES)
Consumer, excluding credit card loans (a)	$415	$428	$456	$608	$689	(3)	(40)	$1,907	$4,297	(c)	(56)
Credit card loans	891	892	1,014	1,082	1,097	-	(19)	3,879	4,944		(22)
Total consumer loans	1,306	1,320	1,470	1,690	1,786	(1)	(27)	5,786	9,241		(37)
Wholesale loans	22	26	(67)	35	(158)	(15)	NM	16	(178)		NM
Total net charge-offs/(recoveries)	$1,328	$1,346	$1,403	$1,725	$1,628	(1)	(18)	$5,802	$9,063		(36)

NET CHARGE-OFF/(RECOVERY) RATES
Consumer retained, excluding credit card loans (a)	0.57%	0.59%	0.63%	0.85%	0.93%			0.66%	1.43	%(c)
Credit card retained loans	2.86	2.86	3.31	3.55	3.50			3.14	3.95
Total consumer retained loans	1.26	1.27	1.43	1.65	1.70			1.40	2.17
Wholesale retained loans	0.03	0.03	(0.09)	0.05	(0.21)			0.01	(0.06)
Total retained loans	0.73	0.74	0.78	0.97	0.90			0.81	1.26
Consumer retained loans, excluding credit card and
PCI loans	0.70	0.73	0.79	1.06	1.18			0.82	1.81	(c)
Consumer retained loans, excluding PCI loans	1.44	1.47	1.66	1.92	1.99			1.62	2.55	(c)
Total retained, excluding PCI loans	0.79	0.81	0.85	1.06	0.98			0.87	1.38

Memo: Average retained loans
Consumer retained, excluding credit card loans	$288,751	$287,729	$289,158	$291,588	$293,544	-	(2)	$289,294	$300,024		(4)
Credit card retained loans	123,800	123,845	122,855	123,564	124,701	-	(1)	123,518	125,031		(1)
Total average retained consumer loans	412,551	411,574	412,013	415,152	418,245	-	(1)	412,812	425,055		(3)
Wholesale retained loans	311,090	306,008	308,277	303,919	300,690	2	3	307,340	291,980		5
Total average retained loans	$723,641	$717,582	$720,290	$719,071	$718,935	1	1	$720,152	$717,035		-

Consumer retained, excluding credit card and
PCI loans	$234,858	$232,100	$231,655	$232,503	$233,108	1	1	$232,784	$237,462		(2)
Consumer retained, excluding PCI loans	358,658	355,945	354,510	356,067	357,809	1	-	356,301	362,494		(2)
Total retained, excluding PCI loans	669,738	661,941	662,776	659,972	658,479	1	2	663,629	654,454		1

(a)
Gross charge-offs and the net charge-off rates for the three months ended December 31, 2013 and full year 2013 excluded $53 million of write-offs in the PCI portfolio. These write-offs decreased the allowance for loan losses for PCI loans.

(b)	Prior periods have been revised.

(c)
Net charge-offs and net charge-off rates included $747 million and $53 million of Chapter 7 loans related to residential real estate and auto loans, respectively, for the full year 2012. Excluding these charge-offs, consumer retained loans, excluding credit card, consumer retained loans, excluding credit card and PCI loans, and consumer retained loans, excluding PCI loans net charge-off rates would have been 1.17%, 1.47% and 2.33%, respectively, for the full year 2012. For further information, see Consumer Credit Portfolio on pages 138-149 of the 2012 Annual Report.

JPMORGAN CHASE & CO.
CREDIT-RELATED INFORMATION, CONTINUED
(in millions)

	QUARTERLY TRENDS							FULL YEAR
						4Q13 Change				2013 Change
	4Q13	3Q13	2Q13	1Q13	4Q12	3Q13	4Q12	2013	2012	2012
SUMMARY OF CHANGES IN THE ALLOWANCES
ALLOWANCE FOR LOAN LOSSES
Beginning balance	$17,571	$19,384	$20,780	$21,936	$22,824	(9)%	(23)%	$21,936	$27,609	(21)%
Net charge-offs	1,328	1,346	1,403	1,725	1,628	(1)	(18)	5,802	9,063	(36)
Write-offs of PCI loans (a)	53	—	—	—	—	NM	NM	53	—	NM
Provision for loan losses	76	(467)	10	569	740	NM	(90)	188	3,387	(94)
Other	(2)	—	(3)	—	—	NM	NM	(5)	3	NM
Ending balance	$16,264	$17,571	$19,384	$20,780	$21,936	(7)	(26)	$16,264	$21,936	(26)

ALLOWANCE FOR LENDING-RELATED COMMITMENTS
Beginning balance	$677	$753	$716	$668	$752	(10)	(10)	$668	$673	(1)
Provision for lending-related commitments	28	(76)	37	48	(84)	NM	NM	37	(2)	NM
Other	—	—	—	—	—	-	-	—	(3)	NM
Ending balance	$705	$677	$753	$716	$668	4	6	$705	$668	6

Total allowance for credit losses	$16,969	$18,248	$20,137	$21,496	$22,604	(7)	(25)	$16,969	$22,604	(25)

ALLOWANCE FOR LOAN LOSSES BY LOB
Consumer & Community Banking	$12,201	$13,500	$15,095	$16,599	$17,752	(10)	(31)	$12,201	$17,752	(31)
Corporate & Investment Bank	1,096	1,138	1,287	1,246	1,300	(4)	(16)	1,096	1,300	(16)
Commercial Banking	2,669	2,647	2,691	2,656	2,610	1	2	2,669	2,610	2
Asset Management	278	260	270	249	248	7	12	278	248	12
Corporate/Private Equity	20	26	41	30	26	(23)	(23)	20	26	(23)
Total	$16,264	$17,571	$19,384	$20,780	$21,936	(7)	(26)	$16,264	$21,936	(26)

(a)
Write-offs of PCI loans are recorded against the allowance for loan losses when actual losses for a pool exceed estimated losses that were recorded as purchase accounting adjustments at the time of acquisition. Any write-offs of PCI loans are recognized when the underlying loan is removed from a pool (e.g., upon liquidation).

JPMORGAN CHASE & CO.
CREDIT-RELATED INFORMATION, CONTINUED
(in millions, except ratio data)

						Dec 31, 2013
						Change
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Dec 31,
	2013	2013	2013	2013	2012	2013	2012
ALLOWANCE COMPONENTS AND RATIOS
ALLOWANCE FOR LOAN LOSSES
Consumer, excluding credit card
Asset-specific (a)	$601	$689	$713	$771	$729	(13)%	(18)%
Formula-based	3,697	3,798	4,267	5,163	5,852	(3)	(37)
PCI	4,158	4,961	5,711	5,711	5,711	(16)	(27)
Total consumer, excluding credit card	8,456	9,448	10,691	11,645	12,292	(10)	(31)
Credit card
Asset-specific (a)	971	1,080	1,227	1,434	1,681	(10)	(42)
Formula-based	2,824	3,017	3,218	3,564	3,820	(6)	(26)
Total credit card	3,795	4,097	4,445	4,998	5,501	(7)	(31)
Total consumer	12,251	13,545	15,136	16,643	17,793	(10)	(31)
Wholesale
Asset-specific (a)	181	209	228	228	319	(13)	(43)
Formula-based	3,832	3,817	4,020	3,909	3,824	-	-
Total wholesale	4,013	4,026	4,248	4,137	4,143	-	(3)
Total allowance for loan losses	16,264	17,571	19,384	20,780	21,936	(7)	(26)
Allowance for lending-related commitments	705	677	753	716	668	4	6
Total allowance for credit losses	$16,969	$18,248	$20,137	$21,496	$22,604	(7)	(25)

CREDIT RATIOS
Consumer, excluding credit card allowance, to total
consumer, excluding credit card retained loans	2.93%	3.28%	3.72%	4.01%	4.20%
Credit card allowance to total credit card retained loans	2.98	3.31	3.58	4.10	4.30
Wholesale allowance to total wholesale retained loans	1.30	1.30	1.38	1.33	1.35
Wholesale allowance to total wholesale retained loans,
excluding trade finance and conduits (b)	1.50	1.52	1.65	1.61	1.66
Total allowance to total retained loans	2.25	2.43	2.69	2.88	3.02
Consumer, excluding credit card allowance, to consumer,
excluding credit card retained nonaccrual loans (c)	113	117	125	129	134
Total allowance, excluding credit card allowance, to retained
nonaccrual loans, excluding credit card nonaccrual loans (c)	150	149	156	153	155
Wholesale allowance to wholesale retained nonaccrual loans	489	424	424	332	289
Total allowance to total retained nonaccrual loans	196	195	202	202	207

CREDIT RATIOS, excluding PCI loans
Consumer, excluding credit card allowance, to total
consumer, excluding credit card retained loans	1.83	1.92	2.16	2.56	2.83
Total allowance to total retained loans	1.80	1.89	2.06	2.27	2.43
Consumer, excluding credit card allowance, to consumer,
excluding credit card retained nonaccrual loans (c)	57	56	58	66	72
Allowance, excluding credit card allowance, to retained non-
accrual loans, excluding credit card nonaccrual loans (c)	100	94	96	98	101
Total allowance to total retained nonaccrual loans	146	140	143	146	153

(a)	Includes risk-rated loans that have been placed on nonaccrual status and loans that have been modified in a troubled debt restructuring (“TDR”).

(b)
Management uses allowance for loan losses to period-end loans retained, excluding CIB's trade finance and conduits, a non-GAAP financial measure, to provide a more meaningful assessment of the wholesale allowance coverage ratio.

(c)	For information on the Firm’s nonaccrual policy for credit card loans, see footnote (a) on page 33.

JPMORGAN CHASE & CO.
CREDIT-RELATED INFORMATION, CONTINUED
(in millions)

	QUARTERLY TRENDS								FULL YEAR
						4Q13 Change					2013 Change
	4Q13	3Q13	2Q13	1Q13	4Q12	3Q13		4Q12	2013	2012	2012
PROVISION FOR CREDIT LOSSES BY LINE OF BUSINESS
Provision for loan losses
Consumer & Community Banking	$72	$(267)	$(20)	$549	$1,091	NM	%	(93)%	$334	$3,774	(91)%
Corporate & Investment Bank	(54)	(152)	(41)	(37)	(373)	64		86	(284)	(485)	41
Commercial Banking	47	(29)	43	40	10	NM		370	101	47	115
Asset Management	23	(1)	23	20	19	NM		21	65	88	(26)
Corporate/Private Equity	(12)	(18)	5	(3)	(7)	33		(71)	(28)	(37)	24
Total provision for loan losses	$76	$(467)	$10	$569	$740	NM		(90)	$188	$3,387	(94)

Provision for lending-related commitments
Consumer & Community Banking	$—	$—	$1	$—	$—	-		-	$1	$—	NM
Corporate & Investment Bank	35	(66)	35	48	(72)	NM		NM	52	6	NM
Commercial Banking	(4)	(12)	1	(1)	(13)	67		69	(16)	(6)	(167)
Asset Management	(2)	1	—	1	—	NM		NM	—	(2)	NM
Corporate/Private Equity	(1)	1	—	—	1	NM		NM	—	—	-
Total provision for lending-related commitments	$28	$(76)	$37	$48	$(84)	NM		NM	$37	$(2)	NM

Provision for credit losses
Consumer & Community Banking	$72	$(267)	$(19)	$549	$1,091	NM		(93)	$335	$3,774	(91)
Corporate & Investment Bank	(19)	(218)	(6)	11	(445)	91		96	(232)	(479)	52
Commercial Banking	43	(41)	44	39	(3)	NM		NM	85	41	107
Asset Management	21	—	23	21	19	NM		11	65	86	(24)
Corporate/Private Equity	(13)	(17)	5	(3)	(6)	24		(117)	(28)	(37)	24
Total provision for credit losses	$104	$(543)	$47	$617	$656	NM		(84)	$225	$3,385	(93)

PROVISION FOR CREDIT LOSSES BY PORTFOLIO SEGMENT
Provision for loan losses
Consumer, excluding credit card	$(526)	$(815)	$(494)	$(37)	$(12)	35		NM	$(1,872)	$302	NM
Credit card	591	542	464	582	1,097	9		(46)	2,179	3,444	(37)
Total consumer	65	(273)	(30)	545	1,085	NM		(94)	307	3,746	(92)
Wholesale	11	(194)	40	24	(345)	NM		NM	(119)	(359)	67
Total provision for loan losses	$76	$(467)	$10	$569	$740	NM		(90)	$188	$3,387	(94)

Provision for lending-related commitments
Consumer, excluding credit card	$—	$—	$1	$—	$1	-		NM	$1	$—	NM
Credit card	—	—	—	—	—	-		-	—	—	-
Total consumer	—	—	1	—	1	-		NM	1	—	NM
Wholesale	28	(76)	36	48	(85)	NM		NM	36	(2)	NM
Total provision for lending-related commitments	$28	$(76)	$37	$48	$(84)	NM		NM	$37	$(2)	NM

Provision for credit losses
Consumer, excluding credit card	$(526)	$(815)	$(493)	$(37)	$(11)	35		NM	$(1,871)	$302	NM
Credit card	591	542	464	582	1,097	9		(46)	2,179	3,444	(37)
Total consumer	65	(273)	(29)	545	1,086	NM		(94)	308	3,746	(92)
Wholesale	39	(270)	76	72	(430)	NM		NM	(83)	(361)	77
Total provision for credit losses	$104	$(543)	$47	$617	$656	NM		(84)	$225	$3,385	(93)

JPMORGAN CHASE & CO.
MARKET RISK-RELATED INFORMATION
(in millions)

	QUARTERLY TRENDS							FULL YEAR
						4Q13 Change					2013 Change
	4Q13	3Q13	2Q13	1Q13	4Q12	3Q13	4Q12	2013	2012		2012
95% Confidence Level - Total VaR (average)

CIB trading VaR by risk type: (a)
Fixed income (b)	$39	$43	$35	$55	$86	(9)%	(55)%	$43	$83		(48)%
Foreign exchange	7	7	7	7	8	-	(13)	7	10		(30)
Equities	13	13	14	13	27	-	(52)	13	21		(38)
Commodities and other	15	13	13	15	14	15	7	14	15		(7)
Diversification benefit to CIB trading VaR (c)	(36)	(34)	(33)	(34)	(38)	(6)	5	(34)	(45)		24
CIB trading VaR (a)	38	42	36	56	97	(10)	(61)	43	84		(49)
Credit portfolio VaR (d)	11	12	13	15	19	(8)	(42)	13	25		(48)
Diversification benefit to CIB VaR (c)	(7)	(9)	(9)	(9)	(10)	22	30	(9)	(13)		31
CIB VaR (a)(b)	42	45	40	62	106	(7)	(60)	47	96		(51)

Mortgage Banking VaR (e)	6	10	15	19	26	(40)	(77)	12	17		(29)
Treasury and CIO VaR (b)(f)	4	5	5	11	6	(20)	(33)	6	92	(i)	(93)
Asset Management VaR (g)	3	4	5	4	3	(25)	-	4	2		100
Diversification benefit to other VaR (c)	(5)	(8)	(10)	(13)	(9)	38	44	(8)	(10)		20
Other VaR	8	11	15	21	26	(27)	(69)	14	101		(86)

Diversification benefit to CIB and other VaR (c)	(6)	(9)	(10)	(10)	(12)	33	50	(9)	(45)		80
Total VaR (b)(h)	$44	$47	$45	$73	$120	(6)	(63)	$52	$152		(66)

(a)
CIB trading VaR includes substantially all market-making and client-driven activities, as well as certain risk management activities in CIB, including credit spread sensitivity to CVA. CIB trading VaR does not include DVA on structured notes and derivative liabilities. It also does not include the market risk impact of implementing FVA for OTC derivatives and structured notes in the fourth quarter of 2013. Given that the implementation of FVA was effective on December 31, 2013, the impact of FVA on CIB’s average VaR would have been minimal for the three months and twelve months ended December 31, 2013. Effective in the first quarter of 2014, the FVA market risk exposure and its associated hedges will be included in CIB’s average VaR. For further information, see VaR measurement on pages 97-100 of the 3Q13 Form 10-Q. Effective in the fourth quarter of 2012, CIB's VaR includes the VaR of the former reportable business segments, Investment Bank and Treasury & Securities Services (“TSS”), which were combined to form the CIB business segment. TSS VaR was not material and was previously classified within Other VaR. Prior period VaR disclosures were not revised as a result of the business segment reorganization.

(b)
On July 2, 2012, CIO transferred its synthetic credit portfolio, other than a portion aggregating to approximately $12 billion notional, to the CIB; CIO's retained portfolio was effectively closed out during the three months ended September 30, 2012. During the third quarter of 2012, the Firm applied a new VaR model to calculate VaR for the synthetic credit portfolio that had been transferred to CIB. In the first quarter of 2013, in order to achieve consistency among like products within CIB and in conjunction with the implementation of Basel 2.5 requirements, the Firm moved the synthetic credit portfolio to an existing VaR model within the CIB. This change had an insignificant impact to the average fixed income VaR and average CIB VaR, and it had no impact to the average total VaR compared with the model used in the third and fourth quarters of 2012. For further information regarding these VaR Model impacts on prior periods, see Market Risk Management on pages 77-80, 95-99 and 97-100 of the Form 10-Q for the quarterly periods ended March 31, 2013, June 30, 2013 and September 30, 2013, respectively.

(c)
Average portfolio VaR was less than the sum of the VaR of the components described above, which is due to portfolio diversification. The diversification effect reflects the fact that the risks were not perfectly correlated.

(d)
Credit portfolio VaR includes the derivative CVA, hedges of the CVA and hedges of the retained loan portfolio, which are reported in principal transactions revenue. This VaR does not include the retained loan portfolio, which is not reported at fair value.

(e)	Mortgage Banking VaR includes the Firm's mortgage pipeline and warehouse loans, MSRs and all related hedges.

(f)	Treasury and CIO VaR includes positions, primarily in securities and derivatives, which are measured at fair value through earnings.

(g)	Asset Management VaR includes securities and derivatives, mainly used to hedge the Firm’s initial capital investments in products managed by Asset Management, such as mutual funds.

(h)
Total VaR does not include (i) the retained Credit portfolio, which is not reported at fair value; however, it does include hedges of those positions, which are reported at fair value, (ii) DVA on structured notes and derivative liabilities and the market risk impact of implementing FVA for OTC derivatives and structured notes in the fourth quarter of 2013; for further information on the implementation of FVA, see footnote (a) above, and (iii) principal investments and longer-term securities investments managed by CIO that are classified as available-for-sale; for further information, see VaR measurement on pages 97-101 of the 3Q13 Form 10-Q.

(i)
On August 9, 2012, the Firm restated its 2012 first quarter financial statements. See the Form 10-Q/A for the quarter ended March 31, 2012 for further information on the restatement. The CIO VaR amount for the first quarter of 2012 has not been recalculated to reflect the restatement.

JPMORGAN CHASE & CO.
CAPITAL AND OTHER SELECTED BALANCE SHEET ITEMS
(in millions, except ratio data)

							Dec 31, 2013
							Change		FULL YEAR
	Dec 31,		Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Dec 31,				2013 Change
	2013		2013	2013	2013	2012	2013	2012	2013		2012	2012

CAPITAL (a)
Tier 1 capital	$165,642	(f)(g)	$161,345	$164,027	$163,807	$160,002	3%	4%	$165,642	(f)(g)	$160,002	4%
Total capital	199,265	(f)	196,224	199,148	198,926	194,036	2	3	199,265	(f)	194,036	3
Tier 1 common capital (b)	148,866	(f)	144,584	146,957	143,255	140,342	3	6	148,866	(f)	140,342	6
Risk-weighted assets	1,390,854	(f)	1,374,039	1,410,081	1,406,948	1,270,378	1	9	1,390,854	(f)	1,270,378	9
Adjusted average assets (c)	2,343,448	(f)	2,327,427	2,333,416	2,255,697	2,243,242	1	4	2,343,448	(f)	2,243,242	4
Tier 1 capital ratio	11.9	(f)(g)%	11.7%	11.6%	11.6%	12.6%			11.9	(f)(g)%	12.6%
Total capital ratio	14.3	(f)	14.3	14.1	14.1	15.3			14.3	(f)	15.3
Tier 1 leverage ratio	7.1	(f)	6.9	7.0	7.3	7.1			7.1	(f)	7.1
Tier 1 common capital ratio (b)	10.7	(f)	10.5	10.4	10.2	11.0			10.7	(f)	11.0

TANGIBLE COMMON EQUITY (period-end) (d)
Common stockholders' equity	$200,020		$195,512	$197,781	$197,128	$195,011	2	3	$200,020		$195,011	3
Less: Goodwill	48,081		48,100	48,057	48,067	48,175	-	-	48,081		48,175	-
Less: Other intangible assets	1,618		1,817	1,951	2,082	2,235	(11)	(28)	1,618		2,235	(28)
Add: Deferred tax liabilities (e)	2,953		2,921	2,886	2,852	2,803	1	5	2,953		2,803	5
Total tangible common equity	$153,274		$148,516	$150,659	$149,831	$147,404	3	4	$153,274		$147,404	4

TANGIBLE COMMON EQUITY (average) (d)
Common stockholders' equity	$196,360		$197,232	$197,283	$194,733	$191,975	-	2	$196,409		$184,352	7
Less: Goodwill	48,088		48,073	48,078	48,168	48,172	-	-	48,102		48,176	-
Less: Other intangible assets	1,741		1,878	2,026	2,162	2,547	(7)	(32)	1,950		2,833	(31)
Add: Deferred tax liabilities (e)	2,937		2,904	2,869	2,828	2,792	1	5	2,885		2,754	5
Total tangible common equity	$149,468		$150,185	$150,048	$147,231	$144,048	-	4	$149,242		$136,097	10

INTANGIBLE ASSETS (period-end)
Goodwill	$48,081		$48,100	$48,057	$48,067	$48,175	-	-	$48,081		$48,175	-
Mortgage servicing rights	9,614		9,490	9,335	7,949	7,614	1	26	9,614		7,614	26
Purchased credit card relationships	131		176	221	242	295	(26)	(56)	131		295	(56)
All other intangibles	1,487		1,641	1,730	1,840	1,940	(9)	(23)	1,487		1,940	(23)
Total intangible assets	$59,313		$59,407	$59,343	$58,098	$58,024	-	2	$59,313		$58,024	2

DEPOSITS (period-end)
U.S. offices:
Noninterest-bearing	$389,863		$399,658	$362,314	$363,780	$380,320	(2)	3	$389,863		$380,320	3
Interest-bearing	626,392		605,305	580,091	571,334	552,106	3	13	626,392		552,106	13
Non-U.S. offices:
Noninterest-bearing	17,611		20,964	19,515	19,979	17,845	(16)	(1)	17,611		17,845	(1)
Interest-bearing	253,899		255,175	241,030	247,414	243,322	(1)	4	253,899		243,322	4
Total deposits	$1,287,765		$1,281,102	$1,202,950	$1,202,507	$1,193,593	1	8	$1,287,765		$1,193,593	8

(a)	In the first quarter of 2013, Basel 2.5 was implemented. For further information, see footnote (f) on page 2.

(b)
Management uses Tier 1 common capital along with the other capital measures to assess and monitor the capital position. The Tier 1 common capital ratio, a non-GAAP financial measure, is Tier 1 common capital divided by risk-weighted assets. For further discussion of the Tier 1 common capital ratio, see page 42.

(c)
Adjusted average assets, for purposes of calculating the leverage ratio, includes total quarterly average assets adjusted for unrealized gains/(losses) on securities, less deductions for disallowed goodwill and other intangible assets, investments in certain subsidiaries, and the total adjusted carrying value of nonfinancial equity investments that are subject to deductions from Tier 1 capital.

(d)	For further discussion of TCE, see page 42.

(e)
Represents deferred tax liabilities related to tax-deductible goodwill and to identifiable intangibles created in non-taxable transactions, which are netted against goodwill and other intangibles when calculating TCE.

(f)	Estimated.

(g)
At December 31, 2013, TruPS included in Tier 1 capital were $5.3 billion. If these securities were excluded from the calculation at December 31, 2013, Tier 1 capital would have been $160.4 billion and the Tier 1 capital ratio would have been 11.5%.

JPMORGAN CHASE & CO.
MORTGAGE REPURCHASE LIABILITY
(in millions)

	QUARTERLY TRENDS							FULL YEAR
						4Q13 Change				2013 Change
	4Q13	3Q13	2Q13	1Q13	4Q12	3Q13	4Q12	2013	2012	2012
MORTGAGE REPURCHASE LIABILITY (a)
Summary of changes in mortgage repurchase liability:
Repurchase liability at beginning of period	$2,182	$2,476	$2,674	$2,811	$3,099	(12)%	(30)%	$2,811	$3,557	(21)%
Net realized losses (b)(c)	(1,023)	(135)	(191)	(212)	(267)	NM	(283)	(1,561)	(1,158)	(35)
Reclassification to litigation reserve (d)	(179)	—	—	—	—	NM	NM	(179)	—	NM
Provision for repurchase losses (e)	(299)	(159)	(7)	75	(21)	(88)	NM	(390)	412	NM
Repurchase liability at end of period	$681	$2,182	$2,476	$2,674	$2,811	(69)	(76)	$681	$2,811	(76)

(a)
On November 15, 2013, the Firm announced that it had reached a $4.5 billion agreement with 21 major institutional investors to make a binding offer to the trustees of 330 residential mortgage-backed securities trusts issued by JPMorgan Chase and Bear Stearns (“RMBS Trust Settlement”). The RMBS Trust Settlement is fully accrued in the Firm’s litigation reserves.

(b)
Presented net of third-party recoveries and include principal losses and accrued interest on repurchased loans, “make-whole” payments, settlements with claimants, and certain related expense. Make-whole payments were $43 million, $117 million, $133 million, $121 million and $137 million for the three months ended December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013 and December 31, 2012, respectively, and $414 million and $524 million for the full year 2013 and 2012, respectively.

(c)
On October 25, 2013, the Firm agreed with the Federal Housing Finance Agency ("FHFA") to resolve, for $1.1 billion, GSE repurchase demands for breaches of representations and warranties on loans sold to the GSEs from 2000 to 2008, except for certain limited types of exposures. The settlement does not release the Firm’s liability with respect to its servicing obligations on covered loans.

(d)
Historically, in the absence of a repurchase demand by a party to the relevant contracts, the Firm's decision to repurchase loans from private label securitization trusts when it determined it had an obligation to do so was recognized in the mortgage repurchase liability.  Pursuant to the terms of the RMBS Trust Settlement, all repurchase obligations relating to the subject private label securitization trusts, whether resulting from a demand or otherwise, are now recognized in the Firm's litigation reserves for this settlement.

(e)
Included provision related to new loan sales of $2 million, $4 million, $6 million, $8 million and $27 million for the three months ended December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013 and December 31, 2012, respectively, and $20 million and $112 million for full year 2013 and 2012, respectively.

JPMORGAN CHASE & CO.
PER SHARE-RELATED INFORMATION
(in millions, except per share and ratio data)

	QUARTERLY TRENDS										FULL YEAR
								4Q13 Change							2013 Change
	4Q13	3Q13		2Q13		1Q13	4Q12	3Q13		4Q12	2013		2012		2012
EARNINGS PER SHARE DATA
Basic earnings per share:
Net income/(loss)	$5,278	$(380)		$6,496		$6,529	$5,692	NM	%	(7)%	$17,923		$21,284		(16)%
Less: Preferred stock dividends	190	229		204		182	175	(17)		9	805		653		23
Net income/(loss) applicable to common equity	5,088	(609)		6,292		6,347	5,517	NM		(8)	17,118		20,631		(17)
Less: Dividends and undistributed earnings allocated to
participating securities	150	41	(f)	191		216	195	266		(23)	525		754		(30)
Net income/(loss) applicable to common stockholders	$4,938	$(650)		$6,101		$6,131	$5,322	NM		(7)	$16,593		$19,877		(17)

Total weighted-average basic shares outstanding	3,762.1	3,767.0		3,782.4		3,818.2	3,806.7	-		(1)	3,782.4		3,809.4		(1)

Net income/(loss) per share	$1.31	$(0.17)		$1.61		$1.61	$1.40	NM		(6)	$4.39		$5.22		(16)

Diluted earnings per share:
Net income/(loss) applicable to common stockholders	$4,938	$(650)		$6,101		$6,131	$5,322	NM		(7)	$16,593		$19,877		(17)

Total weighted-average basic shares outstanding	3,762.1	3,767.0		3,782.4		3,818.2	3,806.7	-		(1)	3,782.4		3,809.4		(1)
Add: Employee stock options, SARs and warrants (a)	35.0	—	(g)	31.9		28.8	14.2	NM		146	32.5		12.8		154
Total weighted-average diluted shares outstanding (b)	3,797.1	3,767.0	(g)	3,814.3		3,847.0	3,820.9	1		(1)	3,814.9		3,822.2		-

Net income/(loss) per share	$1.30	$(0.17)		$1.60		$1.59	$1.39	NM		(6)	$4.35		$5.20		(16)

COMMON SHARES OUTSTANDING
Common shares - at period end	3,756.1	3,759.2		3,769.0		3,789.8	3,804.0	-		(1)	3,756.1		3,804.0		(1)
Cash dividends declared per share	$0.38	$0.38		$0.38	(h)	$0.30	$0.30	-		27	$1.44	(h)	$1.20		20
Book value per share	53.25	52.01		52.48		52.02	51.27	2		4	53.25		51.27		4
Tangible book value per share (c)	40.81	39.51		39.97		39.54	38.75	3		5	40.81		38.75		5
Dividend payout ratio	29%	NM	%	23%		19%	21%				33%		23%

SHARE PRICE (d)
High	$58.55	$56.93		$55.90		$51.00	$44.54	3		31	$58.55		$46.49		26
Low	50.25	50.06		46.05		44.20	38.83	-		29	44.20		30.83		43
Close	58.48	51.69		52.79		47.46	43.97	13		33	58.48		43.97		33
Market capitalization	219,657	194,312		198,966		179,863	167,260	13		31	219,657		167,260		31

COMMON EQUITY REPURCHASE PROGRAM (e)
Aggregate common equity repurchased	$298.7	$739.7		$1,171.9		$2,578.3	$—	(60)		NM	$4,788.6		$1,653.5	(i)	190
Common equity repurchased	5.5	13.6		23.5		53.5	—	(60)		NM	96.1		52.0	(i)	85
Average purchase price	$54.27	$54.30		$50.01		$48.16	$—	-		NM	$49.83		$31.79	(i)	57

(a)
Excluded from the computation of diluted EPS (due to the antidilutive effect) were options issued under employee benefit plans and the warrants originally issued in 2008 under the U.S. Treasury's Capital Purchase Program to purchase shares of the Firm's common stock. The aggregate number of shares issuable upon the exercise of such options and warrants was 1 million, 8 million, 13 million and 117 million for the three months ended December 31, 2013, June 30, 2013, March 31, 2013 and December 31, 2012, respectively, and 6 million and 148 million for full year 2013 and 2012, respectively.

(b)	Participating securities were included in the calculation of diluted EPS using the two-class method, as this computation was more dilutive than the calculation using the treasury stock method.

(c)
Tangible book value per share is a non-GAAP financial measure. Tangible book value per share represents tangible common equity divided by period-end common shares. For further discussion of this measure, see page 42.

(d)	For additional information on the listing and trading of common stock, see footnote (c) page 2.

(e)
The Firm is authorized to repurchase common equity between April 1, 2013 and March 31, 2014, pursuant to the $15.0 billion common equity (i.e., common stock and warrants) repurchase program previously authorized by the Board of Directors on March 13, 2012. As of December 31, 2013, the Firm had repurchased, during that period, $2.2 billion of common equity under the Plan.

(f)
Due to the net loss applicable to common equity during the three months ended September 30, 2013, dividends were only deemed to be distributed to participating security holders, and such security holders do not share in losses. Net losses were completely allocated to common stockholders.

(g)
Due to the net loss applicable to common stockholders during the three months ended September 30, 2013, no common equivalent shares have been included in the computation of diluted earnings per share for the period as the effect would be antidilutive.

(h)	On May 21, 2013, the Board of Directors increased the quarterly common stock dividend from $0.30 to $0.38 per share.

(i)	Included the impact of aggregate repurchases of 18.5 million warrants during the three months ended June 30, 2012.

JPMORGAN CHASE & CO.
NON-GAAP FINANCIAL MEASURES

The following are several of the non-GAAP measures that the Firm uses for various reasons, including: (i) to allow management to assess the comparability of revenue arising from both taxable and tax-exempt sources, (ii) to assess and compare the quality and composition of the Firm's capital with the capital of other financial services companies, and (iii) more generally, to provide a more meaningful measure of certain metrics that enables comparability with prior periods, as well as with competitors.

(a)
In addition to analyzing the Firm's results on a reported basis, management reviews the Firm's consolidated results and the results of the lines of business on a “managed” basis. The definition of managed basis starts with the reported U.S. GAAP results and includes certain reclassifications to present total consolidated net revenue for the Firm (and total net revenue for each of the business segments) on a FTE basis. Accordingly, revenue from investments that receive tax credits and tax-exempt securities is presented in the managed results on a basis comparable to taxable investments and securities. This non-GAAP financial measure allows management to assess the comparability of revenue arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on consolidated net income/(loss) as reported by the Firm or net income/(loss) as reported by the lines of business.

(b)
The ratio of the allowance for loan losses to period-end loans excludes the following: loans accounted for at fair value and loans held-for-sale; purchased credit-impaired (“PCI”) loans; and the allowance for loan losses related to PCI loans. Additionally, Real Estate Portfolios net charge-offs and net charge-off rates exclude the impact of PCI loans. The ratio of the wholesale allowance for loan losses to period-end loans retained, excluding trade finance and conduits, is calculated excluding loans accounted for at fair value, loans held-for-sale, CIB's trade finance loans and consolidated Firm-administered multi-seller conduits, as well as their related allowances, to provide a more meaningful assessment of the wholesale allowance coverage ratio.

(c)
Tangible common equity (“TCE”), ROTCE, Tangible book value per share ("TBVS"), and Tier 1 common capital under Basel I rules. TCE represents common stockholders' equity (i.e., total stockholders' equity less preferred stock) less goodwill and identifiable intangible assets (other than MSRs), net of related deferred tax liabilities. ROTCE measures consolidated earnings as a percentage of average TCE. TBVS represents the Firm's tangible common equity divided by period-end common shares. Tier 1 common capital and the Tier 1 common ratio under Basel I rules, along with other capital measures, are used by management, bank regulators, investors and analysts to assess and monitor the Firm's capital position. TCE, ROTCE, and TBVS are meaningful to management, as well as investors and analysts, in assessing the use of equity. For additional information on Tier 1 common under Basel I and III, see Regulatory capital on pages 117-120 of the 2012 Annual Report and pages 61-65 of the third quarter 2013 Form 10-Q. All of the aforementioned measures are useful to the Firm, as well as analysts and investors, in facilitating comparisons of the Firm with competitors.

(d)
Consumer & Business Banking (“CBB”) uses the overhead ratio (excluding the amortization of core deposit intangibles ("CDI")) to evaluate the underlying expense trends of the business. Including CDI amortization expense in the overhead ratio calculation would result in a higher overhead ratio in the earlier years and a lower overhead ratio in later years. This method would therefore result in an improving overhead ratio over time, all things remaining equal. The non-GAAP ratio excludes CBB's CDI amortization expense related to prior business combination transactions.

(e)
Corporate & Investment Bank provides several non-GAAP financial measures which exclude the impact of FVA (effective 4Q13) and DVA on: net revenue, net income, compensation ratio, return on equity and overhead ratio. These measures are used by management to assess the underlying performance of the business and for comparability with peers. The ratio of the allowance for loan losses to period-end loans retained is calculated excluding the impact of trade finance loans and consolidated Firm-administered multi-seller conduits to provide a more meaningful assessment of CIB's allowance coverage ratio.

JPMORGAN CHASE & CO.
GLOSSARY OF TERMS

Allowance for loan losses to total loans: Represents period-end allowance for loan losses divided by retained loans.

Beneficial interests issued by consolidated VIEs: Represents the interests of third-party holders of debt/equity securities, or other obligations, issued by VIEs that are consolidated. The underlying obligations of the VIEs consist of short-term borrowings, commercial paper and long-term debt. The related assets consist of trading assets, available-for-sale securities, loans and other assets.

bp(s): Basis point(s).

Corporate/Private Equity: Comprises Private Equity, Treasury, Chief Investment Office, and Other Corporate, which includes corporate staff units and expense that is centrally managed.

Fully taxable-equivalent (“FTE”) basis: Total consolidated net revenue and the total net revenue of each of the business segments are presented on a fully taxable-equivalent basis. Accordingly, revenue from tax-exempt securities and investments that receive tax credits is presented in the managed results on a basis comparable to fully taxable securities and investments. This non-GAAP financial measure allows management to assess the comparability of revenue arising from both taxable and tax-exempt sources. The corresponding income tax impact related to these items is recorded within income tax expense.

GSEs: U.S. government-sponsored enterprise, such as Federal National Mortgage Association ("Fannie Mae") and Federal Home Loan Mortgage Corporation ("Freddie Mac").

Managed basis: A non-GAAP presentation of financial results that includes reclassifications to present revenue on a fully taxable-equivalent basis. Management uses this non-GAAP financial measure at the segment level, because it believes this provides information to enable investors to understand the underlying operational performance and trends of the particular business segment and facilitates a comparison of the business segment with the performance of competitors.

MSR risk management revenue: Includes changes in the fair value of the MSR asset due to market-based inputs, such as interest rates and volatility, as well as updates to assumptions used in the MSR valuation model; and derivative valuation adjustments and other, which represents changes in the fair value of derivative instruments used to offset the impact of changes in the market-based inputs to the MSR valuation model.

Net charge-off/(recovery) rate: Represents net charge-offs/(recoveries) (annualized) divided by average retained loans for the reporting period.

Net yield on interest-earning assets: The average rate for interest-earning assets less the average rate paid for all sources of funds.

NM: Not meaningful.

Overhead ratio: Noninterest expense as a percentage of total net revenue.

Participating securities: Represents unvested stock-based compensation awards containing nonforfeitable rights to dividends or dividend equivalents (collectively, "dividends"), which are included in the earnings per share calculation using the two-class method. Restricted stock and RSUs are granted to certain employees under the stock-based compensation programs, which entitle the recipients to receive nonforfeitable dividends during the vesting period on a basis equivalent to the dividends paid to holders of common stock. These unvested awards meet the definition of participating securities. Under the two-class method, all earnings (distributed and undistributed) are allocated to each class of common stock and participating securities, based on their respective rights to receive dividends.

Pre-provision profit/(loss): Pre-provision profit/(loss) is total net revenue less noninterest expense. Management believes that this financial measure is useful in assessing the ability of a lending institution to generate income in excess of its provision for credit losses.

Principal transactions revenue: Principal transactions revenue includes realized and unrealized gains and losses recorded on derivatives, other financial instruments, private equity investments, and physical commodities used in market-making and client-driven activities. In addition, principal transactions revenue also includes certain realized and unrealized gains and losses related to hedge accounting and specified risk management activities including: (a) certain derivatives designated in qualifying hedge accounting relationships (primarily fair value hedges of commodity and foreign exchange risk), (b) certain derivatives used for specified risk management purposes, primarily to mitigate credit risk, foreign exchange risk and commodity risk, and (c) other derivatives, including the synthetic credit portfolio.

JPMORGAN CHASE & CO.
GLOSSARY OF TERMS

Purchased credit-impaired (“PCI”) loans: Represents loans that were acquired in the Washington Mutual transaction and deemed to be credit-impaired on the acquisition date in accordance with the guidance of the Financial Accounting Standards Board ("FASB"). The guidance allows purchasers to aggregate credit-impaired loans acquired in the same fiscal quarter into one or more pools, provided that the loans have common risk characteristics (e.g., product type, LTV ratios, FICO scores, past-due status, geographic location). A pool is then accounted for as a single asset with a single composite interest rate and an aggregate expectation of cash flows.

Since each pool is accounted for as a single asset with a single composite interest rate and an aggregate expectation of cash flows, the past-due status of the pools, or that of the individual loans within the pools, is not meaningful. The Firm is recognizing interest income on each pool of loans as they are all performing.

Write-offs of PCI loans are recorded against the allowance for loan losses when actual losses for a pool exceed estimated losses that were recorded as purchase accounting adjustments at the time of acquisition. Any write-offs of PCI loans are recognized when the underlying loan is removed from a pool (e.g., upon liquidation). PCI loans, as well as the related write-offs and allowance for loan losses, are excluded from the calculations of certain net charge-off rates and allowance coverage ratios.

Receivables from customers: Predominantly represents margin loans to prime and retail brokerage customers which are included in accrued interest and accounts receivable on the Consolidated Balance Sheets.

Reported basis: Financial statements prepared under U.S. GAAP.

Retained loans: Loans that are held-for-investment, which excludes loans held-for-sale and loans at fair value.

Risk-weighted assets (“RWA”): Risk-weighted assets consist of on- and off-balance sheet assets that are assigned to one of several broad risk categories and weighted by factors representing their risk and potential for default. On-balance sheet assets are risk-weighted based on the perceived credit risk associated with the obligor or counterparty, the nature of any collateral, and the guarantor, if any. Off-balance sheet assets such as lending-related commitments, guarantees, derivatives and other applicable off-balance sheet positions are risk-weighted by multiplying the contractual amount by the appropriate credit conversion factor to determine the on-balance sheet credit equivalent amount, which is then risk-weighted based on the same factors used for on-balance sheet assets. Risk-weighted assets also incorporate a measure for market risk related to applicable trading assets-debt and equity instruments, and foreign exchange and commodity derivatives. The resulting risk-weighted values for each of the risk categories are then aggregated to determine total risk-weighted assets.

Troubled debt restructuring (“TDR”): Occurs when the original terms of a loan agreement are modified by granting a concession to a borrower that is experiencing financial difficulty.

U.S. GAAP: Accounting principles generally accepted in the United States of America.

Value-at-risk (“VaR”): A measure of the dollar amount of potential loss from adverse market movements in an ordinary market environment. For additional information, see Value-at-risk on pages 163-167 of the 2012 Annual Report and pages 97-100 of the third quarter Form 10-Q.

JPMORGAN CHASE & CO.
GLOSSARY OF TERMS

CONSUMER & COMMUNITY BANKING (“CCB”)

Active online customers - Users of all internet browsers and mobile platforms who have been active in the past 90 days.

Active mobile customers - Users of all mobile platforms, which include: SMS, mobile smartphone and tablet, who have been active in the past 90 days.

Consumer & Business Banking (“CBB”)

Description of selected business metrics within CBB:
Client investment managed accounts - Assets actively managed by Chase Wealth Management on behalf of clients. The percentage of managed accounts is calculated by dividing managed account assets by total client investment assets.
Client advisors - Investment product specialists, including private client advisors, financial advisors, financial advisor associates, senior financial advisors, independent financial advisors and financial advisor associate trainees, who advise clients on investment options, including annuities, mutual funds, stock trading services, etc., sold by the Firm or by third-party vendors through retail branches, Chase Private Client locations and other channels.
Personal bankers - Retail branch office personnel who acquire, retain and expand new and existing customer relationships by assessing customer needs and recommending and selling appropriate banking products and services.
Sales specialists - Retail branch office and field personnel, including, relationship managers and loan officers, who specialize in marketing and sales of various business banking products (i.e., business loans, letters of credit, deposit accounts, Chase Paymentech, etc.) and mortgage products to existing and new clients.
Deposit margin/deposit spread: Represents net interest income expressed as a percentage of average deposits.
Chase LiquidSM cards - Refers to a prepaid, reloadable card product.

Mortgage Banking

Mortgage Production and Mortgage Servicing revenue comprise the following:
Net production revenue includes net gains or losses on originations and sales of prime and subprime mortgage loans, other production-related fees and losses related to the repurchase of previously-sold loans.
Net mortgage servicing revenue includes the following components:

a)	Operating revenue predominantly represents the return on Mortgage Servicing's MSR asset and includes:

•	Actual gross income earned from servicing third-party mortgage loans, such as contractually specified servicing fees and ancillary income; and

•	The change in the fair value of the MSR asset due to the collection or realization of expected cash flows.

b)
Risk management represents the components of Mortgage Servicing's MSR asset that are subject to ongoing risk management activities, together with derivatives and other instruments used in those risk management activities.

Mortgage origination channels comprise the following:
Retail - Borrowers who buy or refinance a home through direct contact with a mortgage banker employed by the Firm using a branch office, the Internet or by phone. Borrowers are frequently referred to a mortgage banker by a banker in a branch, real estate brokers, home builders or other third parties.
Wholesale - Third-party mortgage brokers refer loan application packages to the Firm. The Firm then underwrites and funds the loan. Brokers are independent loan originators that specialize in counseling applicants on available home financing options, but do not provide funding for loans. The Firm materially eliminated broker-originated loans in 2008, with the exception of a small number of loans guaranteed by the U.S. Department of Agriculture under its Section 502 Guaranteed Loan program that serves low-and-moderate income families in small rural communities.
Correspondent - Banks, thrifts, other mortgage banks and other financial institutions that sell closed loans to the Firm.

Card, Merchant Services and Auto (“Card”)

Description of selected business metrics within Card:
Card Services includes the Credit Card and Merchant Services businesses.
Merchant Services is a business that primarily processes transactions for merchants.
Total transactions - Number of transactions and authorizations processed for merchants.
Commercial Card provides a wide range of payment services to corporate and public sector clients worldwide through the commercial card products. Services include procurement, corporate travel and entertainment, expense management services, and business-to-business payment solutions.
Sales volume - Dollar amount of cardmember purchases, net of returns.
Open accounts - Cardmember accounts with charging privileges.
Auto origination volume - Dollar amount of auto loans and leases originated.

JPMORGAN CHASE & CO.
GLOSSARY OF TERMS

CORPORATE & INVESTMENT BANK (“CIB”)

Definition of selected CIB revenue:
Investment banking fees include advisory, equity and bond underwriting, and loan syndication fees.
Treasury Services includes both transaction services and trade finance. Transaction services offers a broad range of products and services that enable clients to manage payments and receipts, as well as invest and manage funds. Products include U.S. dollar and multi-currency clearing, ACH, lockbox, disbursement and reconciliation services, check deposits, and currency related services. Trade finance enables the management of cross-border trade for bank and corporate clients. Products include loans tied directly to goods crossing borders, export/import loans, commercial letters of credit, standby letters of credit, and supply chain finance.
Lending includes net interest income, fees, gains or losses on loan sales activities, gains or losses on securities received as part of loan restructurings, and the risk management results related to the credit portfolio (excluding trade finance).
Fixed Income Markets primarily include revenue related to market-making across global fixed income markets, including foreign exchange, interest rate, credit and commodities markets. The results of the synthetic credit portfolio that was transferred from the Chief Investment Office effective July 2, 2012 are reported in this caption.
Equity Markets primarily include revenue related to market-making across global equity products, including cash instruments, derivatives, convertibles and Prime Services.
Securities Services includes primarily custody, fund accounting and administration, and securities lending products sold principally to asset managers, insurance companies and public and private investment funds. Also includes clearance, collateral management and depositary receipts business which provides broker-dealer clearing and custody services, including tri-party repo transactions, collateral management products, and depositary bank services for American and global depositary receipt programs.
Credit Adjustments & Other primarily credit portfolio credit valuation adjustments (“CVA”) net of associated hedging activities; debit valuation adjustments (“DVA”) on structured notes and derivative liabilities; FVA on OTC derivatives and structured notes; and nonperforming derivative receivable results.

Description of certain business metrics:
Client deposits and other third-party liabilities pertain to the Treasury Services and Securities Services businesses, and include deposits, as well as deposits that are swept to on-balance sheet liabilities (e.g., commercial paper, federal funds purchased and securities loaned or sold under repurchase agreements) as part of the Firm's client cash management program.
Assets under custody (“AUC”) represents activities associated with the safekeeping and servicing of assets on which Securities Services earns fees.

JPMORGAN CHASE & CO.
GLOSSARY OF TERMS

COMMERCIAL BANKING (“CB”)

CB Client Segments:
Middle Market Banking covers corporate, municipal and nonprofit clients, with annual revenue generally ranging between $20 million and $500 million.
Corporate Client Banking covers clients with annual revenue generally ranging between $500 million and $2 billion and focuses on clients that have broader investment banking needs.
Commercial Term Lending primarily provides term financing to real estate investors/owners for multifamily properties as well as financing office, retail and industrial properties.
Real Estate Banking provides full-service banking to investors and developers of institutional-grade real estate properties.
Other primarily includes lending and investment activity within the Community Development Banking and Chase Capital businesses.

CB Revenue:
Lending includes a variety of financing alternatives, which are primarily provided on a basis secured by receivables, inventory, equipment, real estate or other assets. Products include term loans, revolving lines of credit, bridge financing, asset-based structures, leases, commercial card products and standby letters of credit.
Treasury services includes revenue from a broad range of products and services (as defined by Treasury Services revenue in the CIB description of revenue) that enable CB clients to manage payments and receipts, as well as invest and manage funds.
Investment banking includes revenue from a range of products providing CB clients with sophisticated capital-raising alternatives, as well as balance sheet and risk management tools through advisory, equity and bond underwriting, and loan syndications. Revenue from Fixed income and Equity market products (as defined by Fixed Income Markets and Equity Markets revenue in the CIB description of revenue) available to CB clients is also included. Investment banking revenue, gross, represents total revenue related to investment banking products sold to CB clients.
Other product revenue primarily includes tax-equivalent adjustments generated from Community Development Banking activity and certain income derived from principal transactions.

Description of selected business metrics within CB:
Client deposits and other third-party liabilities include deposits, as well as deposits that are swept to on-balance sheet liabilities (e.g., commercial paper, federal funds purchased and securities loaned or sold under repurchase agreements) as part of the Firm's client cash management program.

ASSET MANAGEMENT (“AM”)

Assets under management - Represent assets actively managed by AM on behalf of its Private Banking, Institutional and Retail clients. Includes “committed capital not called,” on which AM earns fees.

Client assets - Represent assets under management, as well as custody, brokerage, administration and deposit accounts.

Multi-asset - Any fund or account that allocates assets under management to more than one asset class (e.g., long-term fixed income, equity, cash, real assets, private equity or hedge funds).

Alternative assets - The following types of assets constitute alternative investments - hedge funds, currency, real estate and private equity.

AM's client segments comprise the following:
Private Banking offers investment advice and wealth management services to high- and ultra-high-net-worth individuals, families, money managers, business owners and small corporations worldwide, including investment management, capital markets and risk management, tax and estate planning, banking, capital raising and specialty-wealth advisory services.
Institutional brings comprehensive global investment services – including asset management, pension analytics, asset-liability management and active risk-budgeting strategies – to corporate and public institutions, endowments, foundations, nonprofit organizations and governments worldwide.
Retail provides worldwide investment management services and retirement planning and administration, through financial intermediaries and direct distribution of a full range of investment products.

Pretax margin: Represents income before income tax expense divided by total net revenue, which is, in management's view, a comprehensive measure of pretax performance derived by measuring earnings after all costs are taken into consideration. It is, therefore, another basis that management uses to evaluate the performance of AM against the performance of their respective competitors.